UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant ☒                         Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SOLERA HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Solera Holdings, Inc.

7 Village Circle, Suite 100

Westlake, TX 76262

October 4, 2013

To our Stockholders:

You are cordially invited to attend the Solera Holdings, Inc. 2013 annual meeting of stockholders beginning at 8:00 a.m. local time on November 8, 2013 at the Hyatt Regency DFW International Airport, 2334 North International Parkway, DFW Airport, Texas 75261. The attached Notice of Annual Meeting and Proxy Statement describes all known items to be acted upon by stockholders at the meeting and describes certain other details related to the annual meeting.

It is important that your shares are represented at the annual meeting, whether or not you plan to attend. To ensure your shares will be represented, we ask that you vote your shares by completing, signing, dating and returning the enclosed proxy card by mail, or you may vote by telephone or electronically through the Internet, as further described on the proxy card. Please vote your shares as soon as possible. This is your annual meeting and your participation is important.

If you are a registered stockholder and plan to attend the annual meeting, you may be required to present evidence of your stockholdings to gain admission. If you hold shares through a broker or other nominee, you will be required to present a current statement from that institution showing a Solera stockholding or the non-voting portion of the voting instruction form you may receive through that entity. Please note that the document evidencing your stockholdings to be used to gain entry to the meeting is non-transferable.

Please vote your shares promptly and join us at the meeting.

Sincerely,

Tony Aquila

Chairman of the Board, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2013 annual meeting of stockholders of Solera Holdings, Inc. (the “Company”, “Solera”, “we”, “our” or “us”) will be held at the Hyatt Regency DFW International Airport, 2334 North International Parkway, DFW Airport, Texas 75261, on November 8, 2013, beginning at 8:00 a.m. local time. At the meeting, the holders of our outstanding common stock will act on the following matters:

(1)	the election of seven directors to serve a term of one year;

(2)	the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014;

(3)	the approval of a non-binding advisory vote, on the compensation of our named executive officers;

(4)	the approval of amendments and performance criteria contained in Article 10 of our 2008 Omnibus Incentive Plan; and

(5)	to transact any other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on September 23, 2013 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

Whether or not you expect to be present at the meeting, please vote your shares by following the instructions on the enclosed proxy card or voting instruction card. If your shares are held in the name of a bank, broker or other recordholder, their voting procedures should be described on the voting form they send to you. Any person voting by proxy has the power to revoke it at any time prior to its exercise at the meeting in accordance with the procedures described in the accompanying Proxy Statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 7:30 a.m. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport. Stockholders holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

By order of the Board of Directors,

Jason Brady

Secretary

October 4, 2013

Westlake, Texas

7 VILLAGE CIRCLE, SUITE 100

WESTLAKE, TX 76262

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 8, 2013

PROXY STATEMENT

The Board of Directors (the “Board”) of Solera Holdings, Inc. (the “Company” or “Solera”) is soliciting proxies from its stockholders to be used at the 2013 annual meeting of stockholders to be held on November 8, 2013, beginning at 8:00 a.m. local time, at the Hyatt Regency DFW International Airport, 2334 North International Parkway, DFW Airport, Texas 75261 and at any postponements or adjournments thereof. This Proxy Statement contains information related to the annual meeting. The notice of annual meeting, a proxy card, this Proxy Statement and our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 23, 2013 for the fiscal year ended June 30, 2013 (the “2013 Annual Report”) are being mailed to stockholders on or about October 4, 2013. The fiscal year ended June 30, 2013 is referred to as “fiscal 2013” in this Proxy Statement.

ABOUT THE ANNUAL MEETING

Why did I receive these materials?

Our Board is soliciting proxies for the 2013 annual meeting of stockholders. You are receiving a Proxy Statement because you owned shares of our common stock on September 23, 2013, and that entitles you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. This Proxy Statement describes the matters on which we would like you to vote and provides information on those matters so that you can make an informed decision.

The notice of annual meeting, a proxy card, this Proxy Statement and the 2013 Annual Report are being mailed to stockholders on or about October 4, 2013.

What information is contained in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the annual meeting, the voting process, our Board and Board committees, the compensation of directors and executive officers for fiscal 2013 and other information that the SEC requires us to provide annually to our stockholders.

How may I obtain Solera’s 10-K and other financial information?

Stockholders can access our 2013 Annual Report, our other filings with the SEC and our corporate governance and other information on the investor relations page of our website at www.solerainc.com.

Stockholders may request an additional free copy of our 2013 Annual Report from:

Solera Holdings, Inc.

Attn: Chief Financial Officer

7 Village Circle, Suite 100

Westlake, TX 87272 (817) 961-2100

We will also furnish any exhibit to the 2013 Annual Report if specifically requested.

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of annual meeting. In addition, management will report on our fiscal 2013 performance and respond to appropriate questions from stockholders.

Who is entitled to vote at the meeting?

Only stockholders of record at the close of business on September 23, 2013, which is referred to herein as the Record Date, are entitled to receive notice of and to participate in the annual meeting. If you were a stockholder of record on the Record Date, you will be entitled to vote all of the shares that you held on that date at the meeting, or any postponements or adjournments of the meeting.

If on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

How many votes do I have?

You will be entitled to one vote for each outstanding share of our common stock you owned as of the Record Date on each matter considered at the meeting. As of the Record Date, there were 68,786,141 shares of our common stock outstanding and eligible to vote. There is no cumulative voting.

Who can attend the meeting?

Subject to space availability, all stockholders as of the Record Date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 7:30 a.m. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

Please also note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card.

What constitutes a quorum?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the Record Date will constitute a quorum, permitting the conduct of business at the meeting. As of the Record Date, 68,786,141 shares of our common stock, representing the same number of votes, were outstanding. Thus, the presence of the holders of common stock representing at least 34,393,071 votes will be required to establish a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.

How do I vote?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent), you can vote either in person at the annual meeting or by proxy without attending the annual meeting. We urge you to vote by proxy even if you plan to attend the annual meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting. If you attend the meeting in person, you may vote at the meeting and your proxy will not be counted. You can vote by proxy by any of the following methods.

Voting by Proxy Card. Each stockholder may vote by proxy by using the enclosed proxy card. When you return a proxy card that is properly signed and completed, the shares of Common Stock represented by your proxy will be voted as you specify on the proxy card.

Voting by Telephone or Through the Internet. If you are a registered stockholder (that is, if you own Common Stock in your own name and not through a broker, bank or other nominee that holds Common Stock for your account in a “street name” capacity), you may vote by proxy by using either the telephone or Internet methods of voting. Proxies submitted by telephone or through the Internet must be received by 1 a.m., Central Standard Time, on November 7, 2013. Please see the proxy card provided to you for instructions on how to access the telephone and Internet voting systems.

If you hold your shares in “street name,” you must either direct the bank, broker or other record holder of your shares as to how to vote you shares, or obtain a proxy from the bank, broker or other record holder to vote at the meeting. Please refer to the voter instruction cards used by your bank, broker or other record holder for specific instructions on methods of voting, including by telephone or using the Internet.

Your shares will be voted as you indicate. If you return the proxy card but you do not indicate your voting preferences, then the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board. The Board and management do not now intend to present any matters at the annual meeting other than those outlined in the notice of the annual meeting. Should any other matter requiring a vote of stockholders arise, stockholders returning the proxy card confer upon the individuals named on the proxy card discretionary authority to vote the shares represented by such proxy on any such other matter in accordance with their best judgment.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described below) and will not be counted in determining the number of shares necessary for approval of certain proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Can I change my vote after I return my proxy card?

Yes. If you are a stockholder of record, you may revoke or change your vote at any time before the proxy is exercised by filing with our corporate Secretary a notice of revocation or another proxy bearing a later date or by attending the annual meeting and voting in person. For shares you hold beneficially in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting in person. In either case, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How are we soliciting this proxy and who is bearing the cost of this solicitation?

We are soliciting this proxy on behalf of our Board by mail and will pay all expenses associated with this solicitation. In addition to mailing these proxy materials, certain of our officers and other employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means. We will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of our common stock and for obtaining proxies. We have engaged Georgeson, Inc. to assist us in the solicitation of proxies and to provide related advice and information support at an estimated cost of $20,000, plus expenses and disbursements.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote FOR each of the proposals.

Will stockholders be asked to vote on any other matters?

Our Bylaws require that we receive advance notice of any proposal to be brought before the annual meeting by our stockholders, and we have not received notice of any such proposals. If any other matters properly come before the meeting, the persons named as proxies for stockholders will vote on those matters in the manner they consider appropriate.

What vote is required to approve each item?

Election of Directors. Directors are elected by a plurality of the votes cast at the meeting, which means that the five nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of our common stock is entitled to one vote for each of the director nominees. A properly executed proxy marked “withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Ratification of Appointment of Deloitte & Touche LLP. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2014 requires the affirmative vote of the majority of a quorum permitting the conduct of business at the annual meeting.

Approval of the Compensation of our Named Executive Officers. Approval, by a non-binding advisory vote, of the compensation of our named executive officers (“Say on Pay”) requires an affirmative vote of the majority of the votes cast on the proposal at the meeting.

Approval of Amendments and Performance Criteria Contained in Article 10 of Our 2008 Omnibus Incentive Plan. The approval of amendments and performance criteria contained in Article 10 of our 2008 Omnibus Incentive Plan requires an affirmative vote of the majority of the votes cast on the proposal at the meeting.

How are votes counted?

In the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. You may not cumulate your votes for the election of directors.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions are considered votes cast and thus have the same effect as votes against the matter. We have supplied copies of our proxy materials for our 2013 annual meeting of stockholders to the broker, bank or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you.

If you are a beneficial holder and do not provide specific voting instructions to your broker, bank or other nominee that holds your shares in its name, the broker, bank or other nominee will not be authorized to vote on the election of directors, the compensation of our named executive officers or the frequency of advisory votes to approve the compensation of our named executive officers. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting to avoid having your shares being broker non-votes.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please vote your shares applicable to each proxy card and voting instruction card that you receive.

Where can I find the voting results of the annual meeting?

The preliminary voting results will be announced at the annual meeting. The final results will be tallied by the inspector of elections and filed with the U.S. Securities and Exchange Commission (SEC) in a current report on Form 8-K within four business days of the annual meeting.

How may I obtain a copy of Solera’s Bylaw provisions regarding stockholder proposals and director nominations?

You may contact the Secretary at our principal executive offices for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

How may I view a list of Solera’s stockholders?

A list of our stockholders entitled to attend and vote at the 2013 annual meeting will be available for viewing during normal business hours during the ten days preceding the date of the 2013 annual meeting at our offices located at:

7 Village Circle, Suite 100

Westlake, TX 76262

The list will be available for viewing also at the 2013 annual meeting. You must be a stockholder of Solera and present valid identification to view the list.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE 2013 ANNUAL MEETING

This proxy statement and our 2013 Annual Report to stockholders are available on the investor relations page of our website at www.solerainc.com.

PROPOSALS SUBMITTED FOR STOCKHOLDER VOTE

ITEM 1—ELECTION OF DIRECTORS

Our Board consists of seven directors, each of whom is nominated for election at the annual meeting, including six independent directors and our Chief Executive Officer. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following seven persons to serve as directors for the term beginning at the annual meeting on November 8, 2013: Tony Aquila, Arthur F. Kingsbury, Kenneth A. Viellieu, Thomas C. Wajnert, Stuart J. Yarbrough, Thomas A. Dattilo and Dr. Kurt J. Lauk.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to us cannot be voted at the annual meeting for nominees other than those nominees named in this Proxy Statement.

All of the nominees have indicated to us that they will be available to serve as directors. If any nominee named herein for election as a director should for any reason become unavailable to serve prior to the 2013 annual meeting, the Board will, prior to the 2013 annual meeting, (i) reduce the size of the Board to eliminate the position for which that person was nominated, (ii) nominate a new candidate in place of such person and vote in favor of the new candidate all shares represented by stockholder proxies received by the Board, unless authority to vote for all candidates nominated by the Board is withheld, or (iii) leave the place vacant to be filled at a later time. The information presented below for the director nominees has been furnished to us by the director nominees.

The names of each nominee for director, their ages as of October 4, 2013, and other information about each nominee is shown below.

Tony Aquila, age 48, has served as our President and CEO since our formation in April 2005, and served as a member of our board of managers between April 2005 and May 2007 and has been the Chairman of the Board since the completion of our corporate reorganization on May 10, 2007. From September 2001 until December 2004, Mr. Aquila held various positions, including President and Chief Operating Officer, at Mitchell International Inc., a provider of software and services to the automobile insurance, collision repair, medical claim and glass replacement industries. Mr. Aquila joined Mitchell when it acquired Ensera, Inc., an automotive claims workflow and software processing company Mr. Aquila founded in 1999. Prior to Ensera, Mr. Aquila was the Chief Executive Officer and founder of MaxMeyer America, Inc., an importer and distributor of European automotive refinishing products formed in partnership with MaxMeyer-Duco S.p.A.

As our President and CEO, Mr. Aquila brings significant senior leadership, operational, industry and technical experience to the Board. As CEO, Mr. Aquila has direct responsibility for our strategy and operations.

Arthur F. Kingsbury, age 65, has been a member of our Board since October 4, 2008. He has been a private investor since 1996. Mr. Kingsbury has over thirty-five years of business and financial experience, including financial, senior executive and director positions at companies engaged in newspaper publishing, radio broadcasting, database publishing, internet research, cable television and cellular telephone communications. Specific positions included President and Chief Operating Officer of VNU-USA, Inc., Vice Chairman and Chief Operating Officer of BPI Communications, Inc. and Chief Financial Officer of Affiliated Publications, Inc. Mr. Kingsbury currently serves on the board of directors of The Dolan Company, a provider of professional services and business information, and he previously served on the boards of directors of NetRatings, Inc. and Remark Media (formerly HSW International, Inc.). Mr. Kingsbury holds a BSBA in Business Administration from Babson College.

Mr. Kingsbury brings to the Board extensive industry experience with information and database companies, as well as management, leadership and financial expertise through his various leadership and directorship roles in public companies, including service on audit, compensation and nominating and governance committees.

Kenneth A. Viellieu, age 56, has been a member of our Board since April 1, 2009. Since June 2008, Mr. Viellieu has been a Managing Director and Head of the Chicago office of Moelis & Company, an investment banking firm. From June 2001 to June 2008, Mr. Viellieu was a Senior Managing Director and Head of the Midwest Region for Bear Stearns & Company, an investment banking firm. Mr. Viellieu’s prior experience includes serving as Managing Director and Head of the Chicago office for Donaldson, Lufkin and Jenrette Securities Corp., an investment banking firm. Mr. Viellieu has over twenty five years of investment banking experience and has advised companies across of broad range of industries on various corporate finance matters, including mergers and acquisitions, leveraged finance transactions, public and private debt and equity offerings, and corporate restructurings. Mr. Viellieu holds a B.S. from Indiana University Kelley School of Business and an M.B.A. from the University of Chicago Booth School of Business.

Through his extensive experience in investment banking, Mr. Viellieu brings to the Board significant knowledge and expertise in mergers and acquisitions, an important expertise for the growth of our business and key element of our strategic planning. In addition, Mr. Viellieu’s background in corporate finance and strategic planning, including advising boards of directors and chief executive officers on various matters pertaining to capital structure, dividend policy, acquisitions and divestitures and other corporate finance matters make him a valuable addition to our Board.

Thomas C. Wajnert, age 70, has been a member of our Board since September 15, 2011. Since January 2011, Mr. Wajnert has been a Senior Managing Director of The AltaGroup, LLC, a global consulting organization providing advisory services to the financial services industry. He was self-employed from July 2006 to December 2010 providing advisory services to public and private companies and private equity firms. From January 2002 to June 2006, he was Managing Director of Fairview Advisors, LLC, a merchant bank he co-founded. Mr. Wajnert retired as Chairman of the Board and Chief Executive Officer of AT&T Capital Corporation, a commercial finance and leasing company, where he was employed from November 1984 until December 1997. Mr. Wajnert is currently a member of the boards of directors of Reynolds America, Inc., a holding company for tobacco products companies and International Financial Group, a privately held property and casualty insurance company. Mr. Wajnert has also served on the boards of directors of NYFIX, Inc., UDR, Inc. and JLG Industries, Inc. Mr. Wajnert holds a B.S. from the Illinois Institute of Technology and an M.B.A. from Southern Methodist University.

Mr. Wajnert, with his nearly 37 years of operational and executive management experience, including 17 years of service as the chairman and chief executive officer of a national commercial finance and leasing company and the managing director and co-founder of a merchant bank, brings to the Board strong leadership skills and extensive knowledge in the areas of strategy development and execution; corporate finance and credit; management of global operations; financial reporting, accounting and controls; marketing and brand leadership; corporate governance; and executive compensation. In addition, Mr. Wajnert’s service on other public and private company boards and committees, and his role in providing advisory services to public and private companies and private equity firms, bring valuable experience and insight to the Board.

Stuart J. Yarbrough, age 62, has been a member of our Board since the completion of our initial public offering on May 16, 2007. Mr. Yarbrough was elected as our Lead Independent Director on October 4, 2008. Mr. Yarbrough’s professional experience includes over twenty four years in public accounting, primarily with Ernst & Young and BDO Seidman, LLP. Since June 2008, Mr. Yarbrough has been a private investor. From February 2007 through its final distributions during June 2008, Mr. Yarbrough served as the chief executive officer of 3Point Capital Partners, a private equity firm. From 1994 through February 2007, Mr. Yarbrough was a principal at CrossHill Financial Group Inc., a company he co-founded, which provided investment banking services and venture debt financing to growth companies. Mr. Yarbrough previously served on the board of directors of DigitalNet Holdings, Inc., as well as several other public companies. Mr. Yarbrough has a B.A. in management sciences from Duke University.

Mr. Yarbrough brings to the Board extensive practical and management experience in public accounting and corporate finance, as well as leadership expertise through his directorship roles in public companies, including service on audit and other board of directors committees.

Thomas A. Dattilo, age 62, has been a member of our Board since January 8, 2013. Mr. Dattilo is an advisor and consultant to various private investment firms. He served as a Senior Advisor for Cerberus Operations and

Advisory Company, LLC, a unit of Cerberus Capital Management, a private investment firm, from 2007 until June 2009. Prior to joining Cerberus, Mr. Dattilo was most recently Chairman, President and Chief Executive Officer of Cooper Tire & Rubber Company, a company that specializes in the design, manufacture and sale of passenger and truck tires. He joined Cooper in 1999 as President and Chief Operating Officer and was Chairman, President and Chief Executive Officer from 2000 until 2006. Prior to joining Cooper, he held senior positions with Dana Corporation, a provider of axles, drive shafts, off-highway transmissions and other vehicle service parts. His last position with Dana was President of its sealing products group. Mr. Dattilo currently serves on the board of directors of Harris Corporation, a publicly-traded international communications and information technology company serving government and commercial markets in more than 125 countries, Hayworth, Inc., a privately-held global designer and manufacturer of office furniture and organic workspaces and the Portfolio Group, a privately-held company that provides and manages extended automobile warranties for automotive dealers. He is past Chairman of the Rubber Manufacturers Association and past Chairman of the Board of Trustees of the Manufacturers Alliance. Mr. Dattilo served as a director of Cooper Tire & Rubber Company from 1999 to 2006 and Alberto-Culver Company from 2006 to May 2011.

Mr. Dattilo’s prior service as a senior executive of large, publicly traded companies, including as a former Chairman, President and Chief Executive Officer of Cooper Tire & Rubber, a company serving the automotive industry, provides him with extensive knowledge of complex operational, management, financial, strategic and governance issues faced by a large global public company. This experience brings our Board important knowledge and expertise related to the automotive industry, mergers and acquisitions, international operations, human resources and talent management, accounting and internal controls, and investor relations. His more recent experience as an advisor to private investment firms also provides him with additional experience and knowledge related to strategic planning, capital raising, mergers and acquisitions, and economic analysis. Based on his senior executive experience and his service on other public company boards, Mr. Dattilo also brings to our Board a strong understanding of public company governance and executive compensation.

Dr. Kurt J. Lauk, age 68, has been a member of our Board since June 4, 2013. He is the co-founder and President of Globe CP GmbH, a private investment firm established in 2000. He possesses extensive European automotive industry experience, primarily through his positions as Member of the Board of Management and Head of World Wide Commercial Vehicles Division of Daimler Chrysler (1996 – 1999), as well as Deputy Chief Executive Officer and Chief Financial Officer (with responsibility for finance, controlling and marketing) of Audi AG (1989 – 1992). Dr. Lauk has other extensive senior management experience, including as Chief Financial Officer and Controller of Veba AG (now known as E.On AG) (1992 – 1996), Chief Executive Officer of Zinser Textil Machinery GmbH (1984 – 1989) and as a Partner and Vice-President of the German practice of Boston Consulting Group (1978 – 1984). Dr. Lauk served as a Member of European Parliament (2004 – 2009), including as a Member of the Economic and Monetary Affairs Committee and Deputy Member of the Foreign and Security Affairs Committee. Dr. Lauk currently serves on the board of directors of Magna International Inc., a publicly-traded a diversified automotive supplier, and Ciber, Inc., a publicly-traded global information technology consulting, services and outsourcing company. He currently serves as a Trustee of the International Institute for Strategic Studies in London and is an honorary professor with a chair for international studies at the prestigious European Business School in Reichartshausen, Germany. Dr. Lauk received a Ph.D. in international politics from the University of Kiel in Germany, as well as an M.B.A. from Stanford University.

Dr. Lauk’s current service as a member of the board of directors of Magna International Inc. and his prior service as Member of the Board of Management and Head of World Wide Commercial Vehicles Division of Daimler Chrysler and as Deputy Chief Executive Officer and Chief Financial Officer of Audi AG, provides him with extensive knowledge of the automotive industry, including the complex operational, management, financial and strategic issues faced by large original equipment manufacturers (“OEMs”). We have important business and supplier relationships with most of the world’s largest OEMs, and Dr. Lauk’s insights can help us strengthen these relationships. Based on his senior executive experience and his service on other public company boards, Dr. Lauk also brings to our Board a strong understanding of public company governance.

The Board recommends a vote FOR the election of each of the directors listed above.

ITEM 2—RATIFICATION OF ACCOUNTANTS

The Audit Committee has appointed the firm of Deloitte & Touche LLP, independent certified public accountants, to audit our consolidated financial statements for fiscal 2014. We do not expect representatives of Deloitte & Touche LLP to be present at the 2013 annual meeting.

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the fiscal years ended June 30, 2013 and 2012:

	Fiscal Year Ended
Fee Category	June 30, 2013	June 30, 2012
Audit Fees	$4,740,000	$3,530,000
Audit-Related Fees	328,000	155,000
Tax Fees	247,000	251,000
All Other Fees	—	—

Total Fees	$5,315,000	$3,936,000

Audit Fees: Includes the audit of our consolidated financial statements included in our annual report on Form 10-K, review of our condensed consolidated financial statements included in our Form 10-Q quarterly reports, audit of our internal control over financial reporting and the statutory audits required by non-U.S. jurisdictions.

Audit-Related Fees: Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include services in connection with our filings with the SEC and the offering circular related to our issuance of senior unsecured notes in the aggregate principal amount of $850 million in July 2013.

Tax Fees: Consists of fees for professional services performed by Deloitte & Touche LLP with respect to tax compliance, tax advice and tax planning. Tax compliance, tax advice and tax planning include preparation of original and amended tax returns, refund claims, tax payment planning and tax audit assistance.

All audit, audit-related and tax services performed by Deloitte & Touche LLP in fiscal year 2013 were pre-approved by the Audit Committee of our Board in accordance with the Audit Committee’s pre-approval policy, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Pursuant to the Audit Committee charter, the Audit Committee must approve all audit engagement fees and other significant compensation to be paid to the independent auditor and the terms of such engagement. The Audit Committee’s charter provides that individual engagements must be separately approved, and the Audit Committee must pre-approve any non-audit services to be provided to us by the independent auditor. The Audit Committee must also specifically approve any audit-related services, tax services or other permitted services if total fees for such services would exceed $50,000, and management will notify the Audit Committee if the aggregate service costs for pre-approved services exceeds $200,000 in any fiscal year. The Audit Committee is authorized to delegate to one or more of its members pre-approval authority with respect to permitted services.

The Board recommends that stockholders vote FOR ratification of the appointment of Deloitte &

Touche LLP as our independent public accountants for the fiscal year ending June 30, 2014.

Audit Committee Report

The information contained in the following report of Solera’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Solera under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Solera specifically incorporates it by reference.

The Audit Committee of our Board has reviewed and discussed the audited financial statements with management, which has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and acceptability of the accounting principles employed including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for fiscal 2013 with Deloitte & Touche LLP, our independent auditors for fiscal 2013, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee has discussed with Deloitte & Touche LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP in accordance with applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communication with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence and has considered whether the provision of non-audit services by Deloitte & Touche LLP to us is compatible with maintaining Deloitte & Touche LLP’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report Form 10-K for the year ended June 30, 2013 for filing with the Securities and Exchange Commission. The Audit Committee has selected Deloitte & Touche LLP as our independent auditor for fiscal 2014.

This report is submitted by the members of the Audit Committee that served on the Audit Committee during fiscal 2013 and were Audit Committee members at the time that the Audit Committee recommended the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 for filing with the Securities and Exchange Commission.

Arthur F. Kingsbury

Thomas C. Wajnert

Stuart J. Yarbrough

ITEM 3—ADVISORY VOTE ON APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”

Consistent with our stockholders’ preference as indicated at our 2011 annual meeting, we are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers, as disclosed in the Compensation Discussion and Analysis (beginning on page 30), the Executive Compensation tables (beginning on page 49), and any related information contained in this Proxy Statement under “Executive Compensation.” We currently conduct this advisory vote on an annual basis, and the next advisory vote is expected to be conducted at our 2014 annual meeting of stockholders.

The Board believes that our compensation policies and procedures are centered on a pay–for–performance culture and are strongly aligned with the long-term interests of our stockholders. You are urged to read the “Executive Compensation” section of this Proxy Statement for additional details on our executive compensation, including our philosophy and objectives and the fiscal year 2013 compensation of the named executive officers.

Your vote is requested. We believe that the information regarding named executive officer compensation as disclosed within the “Executive Compensation” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of our stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, as described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executives officers as disclosed under “Executive Compensation” pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.”

This vote is advisory and therefore, it will not be binding on the Company, the Compensation Committee or the Board, nor will it overrule any prior decision or require the Board or the Compensation Committee to take any action. However, the Compensation Committee and the Board value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, the Compensation Committee and the Board will consider stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR Item 3.

ITEM 4—APPROVAL OF AMENDMENTS AND PERFORMANCE CRITERIA CONTAINED IN ARTICLE 10 OF OUR 2008 OMNIBUS INCENTIVE PLAN

We are asking our stockholders to reapprove the performance criteria and approve conforming amendments to Article 10 of the Solera Holdings, Inc. 2008 Omnibus Incentive Plan (the “2008 Plan”) relating to the qualification of certain awards as “performanced-based compensation” under Section 162(m) (as defined below).

Stockholders are being asked only to approve the conforming amendments and the performance criteria contained in Article 10 of the 2008 Plan. The 2008 Plan, as proposed to be amended, is set forth on Appendix A to this Proxy Statement.

Stockholders are not being asked to approve any changes to the number of shares authorized under the 2008 Plan or to extend the term of the 2008 Plan.

Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid during a single year to its chief executive officer and its three most highly compensated officers, excluding the chief financial officer (referred to as “covered employees” under Section 162(m)). If the performance criteria are not reapproved by stockholders, awards shall continue to be granted under the 2008 Plan until the 2008 Plan expires, but we will not be able to make performance related grants to our covered employees that would not be subject to the deductibility limit under Section 162(m).

The 2008 Plan is structured to permit compensation paid under it to our covered employees to qualify as “performance-based compensation.” The terms of the 2008 Plan were last approved by our stockholders less than five years ago, on November 12, 2008. To continue to provide us with the ability to structure our compensation to comply with Section 162(m) for an additional five years (other than the award of stock options and stock appreciation rights that are not subject to such requirement), our stockholders are asked to approve the amendments to Article 10 of the 2008 Plan and the performance criteria set forth in such Article 10.

Article 10 of our 2008 Plan governs awards that the Compensation Committee elects to treat as performance-based compensation, within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”). We are asking our stockholders to (i) approve the following amendments to Article 10 of our 2008 Plan and (ii) reconfirm the performance criteria that may be used for such awards. Specifically, the amendments:

•

Revise Article 10.2 of the 2008 Plan to confirm the Compensation Committee’s authority to: (i) determine to pay awards under our 2008 Plan upon the attainment of one or more performance criteria as long as such payment was permitted at the time the performance criteria were established; (ii) adjust the performance goals to account for changes in law and accounting and to make adjustments to the performance goals as the Compensation Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships; and (iii) establish different performance periods for different covered employees (as defined below) as well as concurrent or overlapping performance periods.

•

Revise Article 10.3 to confirm that the Compensation Committee may adjust downward but may not reallocate the value of downward adjustments to other covered employees and clarify circumstances where awards subject to Article 10 may be modified or performance conditions waived.

•

Add a new Article 10.5 and Article 10.7 to set forth more fully the requirements for a written Compensation Committee certification and to make certain additional technical amendments with respect to awards that are intended to be governed by Section 162(m).

The Board of Directors adopted the amendments on September 30, 2013, subject to stockholder approval at the meeting. If approved, the 2008 Plan, as amended, will be effective immediately after such stockholder approval. No terms of the 2008 Plan have changed, except those in Article 10, which governs awards that the Compensation Committee elects to treat as performance-based compensation under Section 162(m).

The Board recommends that stockholders vote FOR the approval of the amendments to Article 10 of the 2008 Omnibus Incentive Plan and the Section 162(m)

performance criteria provisions of the 2008 Omnibus Incentive Plan

The following description summarizes the material features of the 2008 Plan, as proposed to be amended, but this description is qualified in its entirety by reference to the full text of the 2008 Plan, as proposed to be amended and as set forth on Appendix A to this Proxy Statement.

Description of the Plan

Purpose. The purpose of the 2008 Plan is to assist us and our subsidiaries in attracting and retaining selected individuals to serve as directors, employees, consultants and advisors. Our Board believes that such individuals will contribute to our success in achieving our long-term objectives, which will inure to the benefit of all our stockholders, through the incentives inherent in the awards granted under the 2008 Plan.

Eligibility. All directors, employees, consultants and advisors of Solera and our subsidiaries are eligible to receive awards under the 2008 Plan. As of June 30, 2013, approximately 2,800 employees (including executive officers) are eligible to participate in the 2008 Plan.

Key Features of the Plan

Plan Term:	November 12, 2008 to November 11, 2018.

Shares Reserved:

Up to 12,850,000 shares were initially reserved, subject to adjustment for stock splits and similar events. This figure consists of 10,120,000 shares, plus 2,730,000 unallocated shares that were remaining under the Company’s 2007 Long-Term Equity Incentive Plan (the “LTIP”) on the date the 2008 Plan was originally approved. Stock options and stock appreciation rights draw down this reserve 1 share for every share issued while restricted stock, other share based awards, and restricted stock units draw down this reserve 2.05 shares for every share issued. In addition, shares that are released from awards granted under the LTIP that are outstanding on the date the 2008 Plan takes effect that thereafter expire or are forfeited will increase the number of shares available under the 2008 Plan by 1 share for each share released from a stock option or stock appreciation right and by 2.05 shares for each share released from a restricted stock award, other share based award, or restricted stock unit award.

Award Types:	(1) Stock options

(2) Restricted stock

(3) Restricted Stock Units (“RSUs”)

(4) Stock Appreciation Rights (“SARs”)

(5) Other Share-Based Awards

(6) Performance-based awards (which may be settled in cash or shares)

Award Terms:	Stock options and SARs will have a term of no longer than seven years from date of grant.

162(m) Limits:	The 2008 Plan limits awards granted to an individual participant in any calendar year to:

(1) No more than 5,000,000 shares subject to stock options or SARs to an individual participant in any calendar year.

(2) No more than 5,000,000 shares subject to restricted stock or RSU awards to an individual participant in any calendar year.

(3) No more than $7,000,000 may be paid to a participant as “performance-based compensation” for any 12 months of a performance period.

These limits are greater than what has actually been granted to any individual in the past.

ISO Limit:	No more than 12,850,000 shares, subject to adjustment for stock splits and similar events, may be issued pursuant to the exercise of options designated as “incentive stock options” for purposes of the U.S. tax code.

Vesting:	Determined by the Compensation Committee or the Board at the time of grant with vesting conditioned on service or performance or a combination of the two. In general, our past practice has been to provide for service-based vesting with such vesting to occur over 4 years with 25% vesting at once on the first anniversary of the commencement date for the service period and then in equal quarterly installments over the next 12 quarters measured from the initial vesting date.

Prohibited:	(1) Granting stock options or SARs at a price below the market value of our stock on the date of grant.

(2) Repricing or reducing the exercise price of a stock option or SAR without prior stockholder approval.

(3) Except under certain circumstances as described in the 2008 Plan, cancel any stock options or SARs when the grant price per share exceeds the fair market value of the underlying shares in exchange for cash or another award.

(4) Adding shares back to the number available for issuance when a SAR is net settled, when shares are retained or delivered to us to pay the exercise price and/or tax obligations associated with an award, or when we repurchase shares on the open market using the proceeds from payment of the exercise price in connection with the exercise of an outstanding stock option.

Administration. The 2008 Plan is administered by the Compensation Committee. The Compensation Committee has the authority to interpret and construe all provisions of the 2008 Plan and to make all decisions and determinations relating to the operation of the 2008 Plan, including the authority and discretion to: (i) select the individuals to receive awards; (ii) determine the time or times when awards will be granted and will vest; (iii) establish the terms and conditions upon which awards may be exercised or settled; and (iv) determine whether the award will be for shares or cash or a combination of the two.

Duration. The 2008 Plan is effective from November 12, 2008 until the tenth anniversary of such approval date.

Shares Subject to Plan. A maximum of up to 12,850,000 shares of common stock are available for issuance under the 2008 Plan. Any shares subject to options or stock appreciation rights will be counted against the shares available for issuance as one (1) share for every share subject thereto. Any shares subject to awards other than options or stock appreciation rights will be counted against the shares available for issuance as two and five hundredths (2.05) shares for every one (1) share subject thereto. If an award under the 2008 Plan is forfeited or is settled in cash, the subject shares shall again be available for grant under the 2008 Plan (such forfeited or settled shares, “Recycled Shares”). To the extent that a share that was subject to an award that counted as one (1) share against the 2008 Plan reserve becomes a Recycled Share, the 2008 Plan will be credited with one (1) share. To the extent that a share that was subject to an award that counted as two and five hundredths (2.05) shares against the 2008 Plan reserve becomes a Recycled Share, the 2008 Plan will be credited with two and five hundredths (2.05) shares. The following types of shares of common stock may not become again available for grant under the 2008 Plan: (i) shares tendered by the participant or withheld by us in payment of the purchase price of an option or in satisfaction of any tax withholding obligation for a 2008 Plan award; (ii) shares repurchased by us with option proceeds; or (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof.

In the event the outstanding shares of common stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction (a “Recapitalization”), the maximum number of shares available for issuance under the 2008 Plan will be proportionately adjusted.

Awards Under the 2008 Plan

The 2008 Plan provides for the following types of awards (“Awards”): (i) stock options; (ii) stock appreciation rights; (iii) restricted stock; (iv) restricted stock units; (v) other share-based awards; and (vi) performance awards.

Stock Options. The Compensation Committee may from time to time award options to any participant subject to the limitations described above. Stock options give the holder the right to purchase shares of the Common Stock within a specified time at a specified price. Two types of stock options may be granted under the 2008 Plan: incentive stock options, or “ISOs,” which are subject to special U.S. tax treatment as described below, and nonstatutory options, or “NSOs.” Eligibility for ISOs is limited to our employees and employees of our subsidiaries. The exercise price of an option cannot be less than the fair market value of a share of common stock at the time of grant unless the option is being granted in substitution for an option as part of a corporate transaction (such as a merger). The expiration dates of options cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of our stockholders (i) lower the exercise price of an option after it is granted, (ii) cancel an option when the exercise price exceeds the fair market value of the underlying shares in exchange for another Award, or (iii) take any other action with respect to an option that may be treated as a repricing under the rules and regulations of the New York Stock Exchange. Prior to the issuance of shares upon the exercise of an option, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the underlying shares.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights under the 2008 Plan. A stock appreciation right entitles the holder upon exercise to receive an amount in cash, shares of common stock, other property, or a combination thereof (as determined by the Compensation Committee), computed by reference to appreciation in the value of the common stock. The exercise price of a stock appreciation right cannot be less than the fair market value of a share of common stock at the time of grant. The expiration dates of stock appreciation rights cannot be more than seven years after the date of the original grant. Other than pursuant to a Recapitalization, the Compensation Committee may not without the approval of our stockholders (i) lower the exercise price of a stock appreciation right after it is granted, (ii) cancel a stock appreciation right when the exercise price exceeds the fair market value of the underlying shares in exchange for another Award, or (iii) take any other action with respect to a stock appreciation right that may be treated as a repricing under the rules and regulations of the New York Stock Exchange. Prior to the issuance of shares upon the exercise of a stock appreciation right, no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the underlying shares.

Restricted Stock. The Compensation Committee may grant restricted shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion. Awards of restricted shares of the common stock may be made in exchange for services or other lawful consideration. Generally, awards of restricted shares of common stock are subject to the requirement that the shares be forfeited to us unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an award of restricted stock will have all the rights of a Solera stockholder, including the right to vote the shares.

Restricted Stock Units. The Compensation Committee may grant units having a value equal to an identical number of shares of common stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as our Compensation Committee shall determine in its discretion. If the requirements specified by our Compensation Committee are met, then on the designated settlement date the holder of such units will receive shares of common stock, cash, other property, or any combination thereof, equal to the fair market value of the corresponding number of shares of common stock.

Other Share-Based Awards. The Compensation Committee may grant other share-based awards, the terms of which will be set forth in an award agreement and be as determined by the Compensation Committee in its sole discretion. These awards may be paid in cash, shares, or other property, or any other combination thereof, and may be paid in a lump sum or in installments, in all cases, as determined in the sole discretion of the Compensation Committee.

Performance Awards. The Compensation Committee may also make awards of performance shares or performance units subject to the satisfaction of specified performance criteria. In addition, the 2008 Plan authorizes specific performance awards, which may be in the form of common stock, cash, other property, or any combination thereof, upon achievement of certain performance goals. Performance awards granted to persons whom the Compensation Committee expects will, for the year in which a deduction arises, be covered employees may, if and to the extent intended by the Compensation Committee, be subject to provisions that should qualify such awards as “performance-based” compensation not subject to the limitation on the tax deductibility by us under Section 162(m). If and to the extent required under Section 162(m), any power or authority relating to a performance award intended to qualify under Section 162(m) is to be exercised by a committee which will qualify under Section 162(m).

The Compensation Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, and the termination and forfeiture provisions. The performance criteria governing performance awards may be based upon one or any combination of the following criteria for which we are seeking approval:

PERFORMANCE CRITERIA

•     net sales;

•     revenue;

•     revenue growth or product revenue growth;

•     operating income (before or after taxes);

•     pre- or after-tax income (before or after allocation of corporate overhead and bonus);

•     earnings per share;

•     cash earnings per share;

•     net income (before or after taxes);

•     adjusted net income (before or after taxes);

•     net income (before or after taxes) per share (outstanding or as adjusted for possible dilution);

•     adjusted net income (before or after taxes) per share (outstanding or as adjusted for possible dilution);

•     return on equity;

•     total shareholder return;

•     return on assets or net assets;

•     appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company;

•     supply chain achievements (including establishing relationships with manufacturers or data suppliers);

•     co-development, co-marketing, profit sharing, joint venture or other similar arrangements;

•     market share;

•     gross profits;

•     earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization);

•     adjusted earnings (including adjusted earnings before taxes, adjusted earnings before interest and taxes or adjusted earnings before interest, taxes, depreciation and amortization);

•     economic value-added models or equivalent metrics;

•     comparisons with various stock market indices;

•     reductions in costs;

•     cash flow or cash flow per share (before or after dividends);

•     return on capital (including return on total capital or return on invested capital);

•     cash flow return on investment;

•     improvement in or attainment of expense levels or working capital levels;

•     operating margins;

•     cash earnings (which may be adjusted as for earnings above) per share (outstanding or as adjusted for possible dilution);

•     gross margins or cash margin;

•     year-end cash;

•     debt reduction;

•     stockholder equity;

•     research and development achievements;

•     manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities);

•     regulatory achievements;

•     strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property);

•     establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products;

•     financing and other capital raising transactions (including sales of the Company’s equity or debt securities);

•     factoring transactions;

•     sales or licenses of the Company’s assets, (including its intellectual property, whether in a particular jurisdiction or territory or globally, or through partnering transactions); and

•     implementation, completion or attainment of objective measures with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

Limitations on Grants

Subject to adjustment for a Recapitalization, no 2008 Plan participant may be granted (i) options or stock appreciation rights during any calendar year with respect to more than 5,000,000 shares of common stock or (ii) restricted stock, restricted stock units, other share-based awards, or performance awards that are denominated in shares of Common Stock in any calendar year with respect to more than 5,000,000 shares of common stock in each case that are intended to comply with the performance-based exception under Section 162(m) (the “Limitations”). Additionally, the maximum dollar value that may be earned by any participant for each 12 months in a performance period with respect to performance awards that are intended to comply with the performance-based exception under Section 162(m) and are denominated in cash is $7,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

General Provisions

Unless authorized by the Compensation Committee in the agreement evidencing an Award granted under the 2008 Plan, Awards may not be transferred other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Board may, from time to time, alter, amend, suspend or terminate the 2008 Plan. No grants may be made under the 2008 Plan following the date of termination, although grants made prior to that date may remain outstanding following the termination of the 2008 Plan until their scheduled expiration date.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2008 Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Nonqualified Stock Options (“NSOs”). In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of common stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock or other property received on the exercise.

Restricted Stock. The recipient of restricted shares of common stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

Restricted Stock Units. Generally, no income will be recognized upon the award of restricted stock units. The recipient of a restricted stock unit award generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of common stock or other property on the date that such amounts are transferred to the participant under the award (reduced by any amount paid by the participant for such restricted stock units).

Other Share-Based Awards. The tax effects of other share-based awards will vary depending on the type and terms and conditions of those awards.

Performance Awards. No income generally will be recognized upon the grant of a performance award. Upon payment in respect of a performance award, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of common stock or other property received.

Our Tax Consequences

Section 162(m) denies an income tax deduction to any publicly held corporation for compensation paid to its covered employees in a taxable year to the extent that compensation to such covered employee exceeds $1.0 million. It is possible that compensation attributable to stock awards or other awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) deduction limitation. Stated generally, compensation attributable to certain stock or other awards will qualify as performance-based compensation if the plan contains per-employee limitations, the award is granted by a committee of our Board consisting solely of “outside directors” and the compensation is payable only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee within 90 days after the beginning of the performance period while the outcome is substantially uncertain, and the material terms of the 2008 Plan under which the award is granted have been approved by stockholders. A stock option or stock appreciation right shall be considered “performance-based” compensation as described in the previous sentence solely by meeting the following requirements: the plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

To the extent that a participant recognizes ordinary income in the circumstances described above, and if a corresponding deduction is not disallowed by the $1.0 million limitation on certain executive compensation under Section 162(m), we or our subsidiary for which the participant performs services will be entitled to such corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code, and (iv) is properly reported to the IRS.

Value of Benefits

The table below shows, as to each of our executive officers named in the Summary Compensation Table and the other identified groups, the aggregate number of awards under the 2008 Plan for the last completed fiscal year.

Name and Principal Position	Performance Based Awards ($)	Number of Options Granted	Number of Shares and Restricted Stock Units Granted
Tony Aquila	1,247,220	1,608,213	35,629
Chief Executive Officer and President

Renato Giger	516,877	380,327	18,071
Chief Financial Officer, Treasurer and Assistant Secretary

Abilio Gonzalez	327,395	248,197	11,886
Senior Vice President, Global Human Resources

Jason Brady	336,462	268,149	15,344
Senior Vice President, General Counsel and Secretary
All current executives as a group (four persons)	2,427,954	2,504,886	80,930
All current non-employee directors as a group (six persons)	—	—	30,245
Non-executive officer employee group	—	357,170	571,263

From the inception of the 2008 Plan, 5,053,301 options to purchase shares and 1,718,731 shares and units were granted under the 2008 Plan, of which 429,474 options and 174,552 units were cancelled.

From the inception of the 2008 Plan, $11,484,074 of performance-based cash awards were made under the 2008 Plan.

From the inception of the 2008 Plan, awards were granted under the 2008 Plan to the following persons, in the amounts set forth by each such person’s name: Tony Aquila, 2,421,693 option shares and 185,116 shares and units; Renato Giger, 465,661 option shares and 34,319 shares and units; Abilio Gonzalez, 337,805 option shares and 30,419 shares and units; and Jason Brady, 356,964 option shares and 32,052 shares and units.

From the inception of the 2008 Plan, 3,582,123 options to purchase shares and 281,906 shares and units were granted to the Company’s current executive officers as a group (four persons).

From the inception of the 2008 Plan, no options to purchase shares and 118,613 shares and units were granted to current and former non-employee directors who are directors and not executive officers of the Company.

From the inception of the 2008 Plan, 1,471,178 options to purchase shares and 1,318,312 shares and units were granted to employees other than current executive officers.

No options, shares, or units have been granted under the 2008 Plan to any associate of any executive officer or director of the Company. Each of Messrs. Aquila, Giger, Gonzalez and Brady have received 5% or more of the total options or rights granted under the 2008 Plan from its inception.

New Plan Benefits

Awards under the 2008 Plan are made at the discretion of the Compensation Committee. Future awards to directors, executive officers, employees and consultants of Solera under the 2008 Plan are discretionary. As a result, the benefits and amounts that will be received or allocated under the 2008 Plan are not determinable at this time. We have therefore not included a table that reflects such awards.

Certain Interests of Directors

In considering the recommendation of our Board with respect to the amendments and performance criteria contained in Article 10 of the 2008 Plan, stockholders should be aware that the members of our Board have certain interests, which may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2008 Plan. Please see “Executive Compensation—Compensation of Directors” for more detail about equity grants to our Board. Our Board recognizes that approval of this proposal may benefit our directors and their successors.

Our Board believes that we must retain the flexibility to respond to changes in the market for top executive officers and offer compensation packages that are competitive with those offered by others in our industry. We are motivated by competitive forces to offer compensation in excess of $1,000,000 to covered employees and our Board believes it would be in our best interests and those of our stockholders to be able to deduct such compensation for federal income tax purposes.

ITEM 5—OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the 2013 annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

CORPORATE GOVERNANCE STANDARDS AND BOARD OF DIRECTORS

Corporate Governance Guidelines

Our Corporate Governance Guidelines generally specify, among other things, the responsibilities, expectations and operations of the Board as well as general qualification criteria for directors. Our Corporate Governance Guidelines can be found in the Corporate Governance section of our website at www.solerainc.com. You may contact the Secretary at our principal executive offices for a printed copy of this document. The Corporate Governance Guidelines are reviewed by our Nominating and Corporate Governance Committee, and changes are recommended to our Board for approval as appropriate. Our Corporate Governance Guidelines were modified during fiscal 2013 and are attached as Appendix B to this Proxy Statement.

Conflict of Interest and Code of Conduct Policy; Code of Ethics for Senior Financial Employees

We have adopted a Conflict of Interest and Code of Conduct Policy that applies to all of our Board members, officers and employees. We have also adopted a code of ethics for our senior financial officers, including our principal financial officer and principal accounting officer. Our Conflict of Interest and Code of

Conduct Policy and Code of Ethics for Senior Financial Employees are posted in the Corporate Governance section of our website at www.solerainc.com. You may contact the Secretary at our principal executive offices for a printed copy of these documents. The Conflict of Interest and Code of Conduct Policy and the Code of Ethics for Senior Financial Employees are reviewed by our Nominating and Corporate Governance Committee, and changes are recommended to our Board for approval as appropriate. Any amendments or waivers of our Conflict of Interest and Code of Conduct Policy and Code of Ethics for Senior Financial Employees pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

Compensation Governance Policies

We use guidelines and policies to ensure that our overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include: stock ownership guidelines for our executive officers and directors; prohibitions against our executive officers or directors engaging in any transaction involving a hedge or pledge of our securities or maintaining a margin account involving our securities; and reimbursement of excess incentive compensation paid to our executive officers if our financial statements are the subject of a restatement. Details of our directors’ stock ownership guidelines and prohibitions against engaging in any transaction involving a hedge or pledge of our securities or maintaining a margin account involving our securities are disclosed under Director Compensation on page 56, and details of our other policies and guidelines described above are disclosed under Executive Compensation—Compensation Discussion and Analysis on page 30.

Board Composition

Our Amended and Restated Certificate of Incorporation provides that our Board shall consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of directors then in office. Our Board consists of seven members with no vacancies. Any additional directorships resulting from an increase in the number of directors may be filled only by the directors then in office. The term of office for each director will be until his successor is elected and qualified or until his earlier death, resignation or removal. Elections for directors will be held annually.

Board Leadership Structure

The leadership of our Board includes a Chairman of the Board, which position is currently held by our CEO, Mr. Aquila, and a Lead Independent Director. Mr. Yarbrough currently serves as our Lead Independent Director and, if Mr. Yarbrough is re-elected to our Board at the 2013 annual meeting, he will continue to serve as our Lead Independent Director. In accordance with our Bylaws, the Lead Independent Director performs all of the substantive responsibilities and functions of the Chairman of the Board when the positions of Chairman of the Board and CEO are occupied by the same person, which results in clear divisions of responsibility for these positions. At the recommendation of the Nominating and Corporate Governance Committee, the Lead Independent Director of the Board is chosen by the independent directors of the Board. A copy of the Lead Independent Director Charter can be found in the Corporate Governance section of our website at www.solerainc.com.

We believe that combining the roles of Chairman of the Board and Chief Executive Officer have benefited and continue to benefit us. Our Board benefits from having at the Chairman of the Board level direct knowledge of the operations of, and opportunities and challenges facing, our business on a regular and company-wide basis. We believe that this board leadership structure is complemented and further enhanced by our Lead Independent Director, Mr. Yarbrough. Messrs. Aquila and Yarbrough work closely with one another to make sure the interests and issues of the independent directors, the Board as a whole and management are well understood and addressed. As Lead Independent Director, Mr. Yarbrough acts as an active liaison and point of contact between management and our independent directors, who are able to funnel questions and follow-up responses through

Mr. Yarbrough and to rely on him to seek answers between formal Board meetings. This permits additional follow-up from and fully-developed exchanges with management that are difficult to replicate fully in the context and constraints of formal Board meetings. This in turn helps management prepare and present to our Board more relevant and accurate data and reports, which further enables our Board to efficiently receive the information it needs to oversee our Company and to make decisions.

Board’s Role in Risk Oversight

Our management team is responsible for our day-to-day risk management, and our Board is responsible for risk oversight. The Board executes its risk management responsibility directly and through its committees. During Board meetings, our Board regularly receives reports from our senior executive officers as well reports from certain members of our regional management teams. These reports are designed to provide our Board with a detailed understanding of our business operations that both apprise the Board of risks we face and enable the Board to assess risks effectively.

The Audit Committee has responsibility for overseeing the Company’s enterprise risk management process. The Audit Committee receives reports from our internal audit department, including reports that rank and assess risks we face, as well as risk assessment and monitoring reports from our senior management team, which are typically reviewed on a quarterly basis. Overall risk areas include financial risk assessments, risk management policies, information technology risks and major financial risk exposures and the steps management has taken to monitor and control such risks and exposures. The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports, including reports from management and the Compensation Committee’s compensation consultant, and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us. The Nominating and Corporate Governance Committee provides oversight of our compliance programs and assists the Board’s other standing committees with respect to their oversight of our compliance programs.

Director Independence

Certain rules of the New York Stock Exchange require that a majority of the members of the Board be “independent directors,” that the Audit Committee of the Board comprise only “independent directors” and that a majority of the members of each of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board be “independent directors,” in each case, as defined under the New York Stock Exchange Listed Company Manual.

Based upon the information submitted by each director, and following the recommendation of the Nominating and Corporate Governance Committee, the Board has determined that director nominees standing for election Arthur F. Kingsbury, Kenneth A. Viellieu, Thomas C. Wajnert, Stuart J. Yarbrough, Thomas A. Dattilo and Dr. Kurt J. Lauk have no relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and each is an “independent director” as defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In determining the independence of our directors, the Board has adopted independence standards that mirror exactly the criteria specified by applicable laws and regulations of the SEC and the New York Stock Exchange.

Board and Committee Effectiveness

It is important to us that our Board and its committees are performing effectively and in the best interests of Solera and our stockholders. An evaluation of the Board’s and its committees’ operations and performance is conducted annually by the Nominating and Governance Committee. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.

Outside Advisors

The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, at our expense, and are provided full access to our officers and employees.

Number of Meetings of the Board

The Board held nine meetings during fiscal 2013. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend time needed and meet as frequently as necessary to properly discharge their responsibilities. Each current director attended 100% of the aggregate number of meetings of the Board and the Board committees on which he served during the period for which he served as a director and committee member in fiscal 2013.

Attendance at Annual Meetings of the Stockholders

All directors and director nominees are encouraged to attend the annual meeting of the stockholders. All of our directors who were members of the Board on the date of the 2012 annual meeting attended the 2012 annual meeting.

Executive Sessions

In accordance with our Corporate Governance Guidelines, our non-management directors meet in executive sessions on a periodic basis without management. The presiding director, for purposes of leading these meetings, is our Lead Independent Director, when these executive sessions take place in connection with Board meetings, and the Chairman of the standing committee, when these executive sessions take place in connection with standing committee meetings.

Communications with the Board

Stockholders or interested parties may send communications to our directors as a group or individually, by writing to those individuals or the group: c/o the Secretary, 7 Village Circle, Suite 100, Westlake, TX 76262. The Secretary will review all correspondence received and will forward all correspondence that is relevant to the duties and responsibilities of the Board or our business to the intended director(s). Examples of inappropriate communication include business solicitations, advertising and communication that is frivolous in nature, relates to routine business matters (such as product inquiries, complaints or suggestions), or raises grievances that are personal to the person submitting the communication. Upon request, any director may review communication that is not forwarded to the directors pursuant to this policy.

The Board has adopted a policy for submitting concerns regarding our accounting or auditing matters. A copy of the Policy and Procedures for Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters, or the Ethics Policy, can be found in the Corporate Governance section of our website at www.solerainc.com. We have contracted with an independent third party to handle in-bound phone calls and emails relating to reports properly made pursuant to the Ethics Policy. Reports may be sent to our General Counsel and the Audit Committee through one of the following means: (1) calling one of the telephone numbers set forth in Schedule A of the Ethics Policy, which are available 24 hours per day, 365 days per year, (2) writing to the Audit Committee, c/o General Counsel, at 7 Village Circle, Suite 100, Westlake, TX 76262 or (3) emailing the Audit Committee at soleraholdings@signius.com. In the case of phone calls and emails, reports will be received by our independent service provider that will forward the reports to our General Counsel and the Chairman of the Audit Committee. In the case of written reports, they will be received by our General Counsel who will forward the reports to the Chairman of the Audit Committee. The confidentiality of all reports will be maintained to the extent consistent with law.

Committees of the Board

The composition, duties and responsibilities of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are set forth below. Committee members hold office for a term of one year. In the future, our Board may establish other committees, as it deems appropriate, to assist with its responsibilities. The charter for each of our committees is available on the investor relations page of our website at www.solerainc.com. You may contact the Secretary at our principal executive offices for a printed copy of these documents. The Compensation Committee Charter, Nominating and Corporate Governance Committee Charter and Audit Committee Charter were modified during fiscal 2013 and are attached as Appendix C, Appendix D and Appendix E to this Proxy Statement, respectively.

Audit Committee. The Audit Committee is responsible for (1) selecting the independent auditors, (2) approving the overall scope of the audit, (3) assisting the Board in monitoring the integrity of our financial statements, the independent auditors’ qualifications and independence, the performance of the independent auditors and our internal audit function and our compliance with legal and regulatory requirements, (4) annually reviewing an independent auditors’ report describing the auditing firms’ internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, (5) discussing the annual audited financial and quarterly statements with management and the independent auditor, (6) discussing earnings press releases, as well as financial information (including “pro forma”, “adjusted” or non-GAAP information) and earnings guidance provided to analysts and rating agencies from time to time, (7) discussing policies with respect to risk assessment and risk management, (8) periodically meeting separately with management, internal auditors and the independent auditor, (9) reviewing with the independent auditor any audit problems or difficulties and management’s response, (10) setting clear hiring policies for employees or former employees of the independent auditors, (11) handling such other matters that are specifically delegated to the Audit Committee by the Board from time to time and (12) reporting regularly to the full Board.

Our Audit Committee currently consists of Messrs. Kingsbury (Chairman) and Yarbrough and Dr. Lauk. Following our 2013 annual meeting, our Audit Committee will consist of Messrs. Kingsbury (Chairman) and Yarbrough and Dr. Lauk, assuming each is elected to our Board. Our Board has determined that Messrs. Kingsbury (Chairman) and Yarbrough and Dr. Lauk are independent directors according to the rules and regulations of the SEC and the NYSE. Each member of the Audit Committee has the ability to read and understand fundamental financial statements. Our Board has determined that each of Messrs. Kingsbury and Yarbrough and Dr. Lauk qualify as an “Audit Committee financial expert” as such term is defined in Item 407(d) of Regulation S-K. Our Audit Committee held nine meetings in fiscal 2013.

Compensation Committee. The Compensation Committee is responsible for (1) reviewing key employee compensation policies, plans and programs, (2) reviewing and approving the compensation of our senior executive officers, (3) reviewing and approving employment contracts and other similar arrangements between us and our senior executive officers, (4) reviewing and consulting with our Chief Executive Officer on the selection of officers and evaluation of executive performance and other related matters, (5) administration of stock plans and other incentive compensation plans and (6) such other matters that are specifically delegated to the Compensation Committee by the Board from time to time. Our Compensation Committee currently consists of Messrs. Dattilo (Chairman), Viellieu and Wajnert. Following our 2013 annual meeting, our Compensation Committee will consist of Messrs. Dattilo (Chairman), Viellieu and Wajnert, assuming each is elected to our Board. Our Compensation Committee held ten meetings in fiscal 2013. Our Board has determined that Messrs. Dattilo, Viellieu and Wajnert are independent directors according to the rules and regulations of the SEC and the NYSE.

The Compensation Committee has the authority to delegate certain of its functions, although the ultimate responsibility for executive compensation policy and determinations rests with the Compensation Committee. Specifically, the Compensation Committee looks to the Chief Executive Officer for input and recommendations regarding the performance and compensation of the other senior executive officers and to the Senior Vice President, Global Human Resources and the General Counsel for information within their areas of responsibility. The Compensation Committee also has retained an independent compensation consultant, Frederick W. Cook & Co., or FWC, for advice regarding benchmarking and compensation structure. The Compensation Committee has assessed the independence of FWC pursuant to SEC rules and concluded that no conflict of interest exists that would prevent FWC from independently representing the Compensation Committee. FWC makes recommendations regarding the specific compensation awarded to senior executive officers and directors. We retained Mercer, a compensation consulting firm, to provide management with compensation related advice. The Compensation Committee and FWC in turn may work with Mercer and other members of our management, in each case at the direction of the Compensation Committee, on matters such as setting base salaries, assessing our independent director compensation, establishing performance metrics for incentive programs and granting equity awards. For more information regarding the responsibilities and activities of the Compensation Committee, including its processes for determining executive compensation, see “Compensation Discussion and Analysis.”

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee’s purpose is to assist our Board by identifying individuals qualified to become members of our Board consistent with criteria set by our Board and to develop our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include: (1) evaluating the composition, size and governance of our Board and its committees and making recommendations regarding future planning and the appointment of directors to our committees, (2) establishing a policy for considering stockholder nominees for election to our Board, (3) evaluating and recommending candidates for election to our Board, (4) overseeing the performance and self-evaluation process of our Board, standing committees and Chief Executive Officer, (5) developing continuing education programs for our directors, (6) reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes, (6) Chief Executive Officer succession planning and (7) reviewing and monitoring compliance with our code of ethics and our insider trading policy. Our Nominating and Corporate Governance Committee currently consists of Messrs. Wajnert (Chairman), Dattilo and Kingsbury and Dr. Lauk. Following our 2013 annual meeting, our Nominating and Corporate Governance Committee will consist of Messrs. Wajnert (Chairman), Dattilo and Kingsbury and Dr. Lauk, assuming each is elected to our Board. Our Nominating and Corporate Governance Committee held seven meetings in fiscal 2013.

Director Candidates and Diversity

Criteria for Nomination to the Board of Directors

The Nominating and Corporate Governance Committee will consider candidates submitted by stockholders in accordance with our Bylaws and applicable law, as well as candidates recommended by directors and management, for nomination to our Board. One of the goals of the Nominating and Corporate Governance Committee is to assemble a Board that offers a variety of perspectives, backgrounds, knowledge and skills derived from high-quality business and professional experience. The Nominating and Corporate Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Corporate Governance Committee has generally identified nominees based upon suggestions by independent directors, management and executive recruiting firms.

Process for Identifying and Evaluating Nominees

The Nominating and Corporate Governance Committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Corporate Governance Committee determines that an opening exists, it identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and the New York Stock Exchange.

The Nominating and Corporate Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill, experience and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, understanding of our industry and business, diversity, potential conflicts of interest, availability, independence of thought, and overall ability to represent the interests of our stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Corporate Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, it has no stated minimum criteria for nominees. We have from time to time engaged, for a fee, search firms to identify and assist the Nominating and Corporate Governance Committee with identifying, evaluating and screening candidates for our Board and may do so in the future.

In evaluating candidates for election to our Board, the Nominating and Corporate Governance Committee and our Board seek the most qualified individuals based on the criteria and desired qualities described above and consider diversity in the following manner. We believe a diversity of professional backgrounds enhances our Board’s performance of its leadership and oversight functions in that directors with a variety of professional experience and expertise will be able to view all of the different elements and aspects of our business from different critical viewpoints and ask questions and make proposals and decisions from a broader range of professional views. Such diversity enables a broader critical review of more aspects of our business which we believe enhances, among other things, the Board’s oversight of our risk management processes.

Mr. Dattilo and Dr. Lauk were each identified and evaluated as a candidate for our Board in accordance with the above-described process.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been an officer or employee of the Company, and none of our executive officers served on the compensation committee or board of directors of any entity that employed any member of our Compensation Committee or Board. There are, and during fiscal 2013 there were, no interlocking relationship between any of our executive officers and the Compensation Committee, on the one hand, and the executive officers and compensation committee of any other companies, on the other hand.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy and Procedure

Our legal and finance departments are primarily responsible for developing and implementing processes and controls to obtain information from our directors, executive officers and significant stockholders regarding related party transactions and then determining, based on the facts and circumstances, whether we or a related-party has a direct or indirect material interest in our transactions. In accordance with our Conflict of Interest and Code of Conduct Policy, our Nominating and Corporate Governance Committee is responsible for the review, approval or ratification of “related-person transactions” between us or our subsidiaries and related persons. In accordance with our Audit Committee Charter, our Audit Committee is responsible for monitoring “related-person transactions” approved or ratified by our Nominating and Corporate Governance Committee. “Related person” refers to a person or entity that is, or at any point since the beginning of the previous fiscal year was, a director, officer, nominee for director, or 5% stockholder of us, or the immediate family members of such a person or entity. We do not have a written policy regarding the approval of related party transactions but the Nominating and Corporate Governance Committee will apply its review procedures to potential related-person transactions as a part of its standard operating procedures. In the course of their duties in reviewing, approving, ratifying and monitoring a related-party transaction, our Nominating and Corporate Governance Committee and Audit Committee, as appropriate, will consider:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including, the amount involved and type of transaction;

•	the importance of the transaction to the related party and to us;

•	whether the transaction would impair the judgment of a director or executive officer to act in our best interest and the best interest of our stockholders; and

•	any other matters our Nominating and Corporate Governance Committee or Audit Committee deems appropriate.

Any member of our Nominating and Corporate Governance Committee or Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval or ratification of the transaction. However, such a director may be counted in determining the presence of a quorum at a meeting of our Nominating and Corporate Governance Committee or Audit Committee at which the transaction is considered. Except as set forth below (Agreements Relating to Our Use of Aquila Guest Ranch Facilities), since July 1, 2011, we have not been a party to, and we have no plans to be a party to, any transaction or series of similar transactions in which the amount involved exceeded or will exceed $120,000 and in which any current director, executive officer, holder of more than 5% of our capital stock, or any member of the immediate family of any of the foregoing, had or will have a direct or indirect material interest, other than in connection with the transactions described below.

Indemnification Agreements

As permitted by the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation includes provisions that authorize and require us to indemnify our officers and directors to the full extent permitted under Delaware law, subject to limited exceptions. We have also entered into indemnification agreements with each of our directors and named executive officers.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with our named executive officers. These agreements are described in greater detail under the captions “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation” and “Executive Compensation—Severance Payments; Change of Control Benefits” or “Executive Compensation—Potential Payments upon Termination or Change in Control.”

Agreements Relating to Our Use of Aquila Guest Ranch Facilities

Aquila Guest Ranch, LLC (“AGR”), an entity owned by the family of Mr. Aquila, owns a working guest ranch in Wyoming. Mr. Aquila and AGR have supported our development by hosting numerous events at the ranch and, at AGR’s expense, renovating several facilities on the premises. The ranch has been used for various Solera-related purposes, including: functions intended to foster client, partner and vendor relations as well as business and corporate development; global employee training and team building; management retreats; and employee excellence awards.

Prior to February 11, 2013, we used the ranch without charge. The Nominating and Corporate Governance Committee has determined that our use of the ranch in the past and going forward has been and is beneficial to our business. On February 11, 2013, the Nominating and Corporate Governance Committee approved entering into a Facilities Use Agreement and an Indemnification Agreement between us and AGR, which agreements govern our use of the ranch.

Under the Facilities Use Agreement, we will pay AGR a fixed annual fee of $140,000 (the “Fee”) for use of the facilities during calendar year 2013. The fee was determined by multiplying the estimated daily operating costs of the ranch by an assumed number of days that we will use the ranch, which use is based on our historical and expected future use. In approving the amount of the fee, the Nominating and Corporate Governance

Committee and the independent members of the Board considered the rates charged by comparable third-party facilities in the vicinity of the ranch and determined that the Fee is lower than the amounts we would pay for the use of such comparable facilities.

The Facilities Use Agreement will remain in effect until December 31, 2013 unless it is terminated or extended by its terms. The Facilities Use Agreement automatically renews on an annual basis unless either party provides the other party 30 days written notice of termination. Under the Facilities Use Agreement, we are also obligated to pay out-of-pocket costs incurred in connection with, and replenish expendable goods used as a result of, our use of the ranch. The Indemnification Agreement provides that we will indemnify AGR and certain other indemnitees for any claims, demands, causes of action and damages that may arise out of our use of the ranch.

In accordance with the Audit Committee’s charter, the Audit Committee will periodically, and at least annually, review our use of the ranch, the Fee, the Facilities Use Agreement and the Indemnification Agreement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding beneficial ownership of our common stock, as of the Record Date, by each person known by us to own more than 5% of our common stock, each director and each of the named executive officers identified in the Summary Compensation Table and by all of our directors and named executive officers as a group (eight persons). The table lists the number of shares and percentage of shares beneficially owned based on 68,786,141 shares of common stock outstanding as of the Record Date, including (1) shares for which options will vest or will be exercisable within 60 days of the Record Date and (2) shares underlying restricted stock units that may vest and deliver shares within 60 days of the Record Date. Information in the table is derived from Securities and Exchange Commission filings made by such persons on Schedule 13F, Schedule 13G and/or under Section 16(a) of the Securities Exchange Act of 1934, as amended, and other information received by us. Except as indicated in the footnotes to this table, and subject to applicable community property laws, the persons or entities named have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Stockholders owning 5% or more:
Morgan Stanley Investment Management, Inc. (1)	9,463,369	13.8%
Neuberger Berman Group, LLC (2)	4,807,314	7.0%
Janus Capital Management LLC (3)	4,706,280	6.8%
TimesSquare Capital Management, LLC (4)	3,989,492	5.8%
The Vanguard Group (5)	3,854,708	5.6%
BlackRock Institutional Trust Company, NA (6)	3,791,943	5.5%
Directors, Named Executive Officers:
Tony Aquila (7)	871,831	1.3%
Renato Giger (8)	91,585	*
Abilio Gonzalez (9)	53,998	*
Jason Brady (10)	108,485	*
Stuart J. Yarbrough (11)	37,105	*
Arthur F. Kingsbury (12)	30,891	*
Kenneth A. Viellieu (13)	25,702	*
Thomas C. Wajnert (14)	10,227	*
Thomas A. Dattilo (15)	2,077	*
Dr. Kurt J. Lauk (16)	1,207	*
All directors and executive officers as a group (ten persons) (17)	1,233,108	1.8%

*	Less than 1%
(1)	The address for Morgan Stanley Investment Management Inc. is 522 Fifth Avenue, New York, New York, 10036.
(2)	The address for Neuberger Berman Group, LLC is 605 Third Avenue, New York, New York, 10158.
(3)	The address for Janus Capital Management LLC is 151 Detroit Street, Denver, Colorado, 80206.
(4)	The address for TimesSquare Capital Management, LLC is 1177 Avenue of the Americas, 39th Floor, New York, New York, 10036.
(5)	The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA. 19355.
(6)	The address for BlackRock Institutional Trust Company, NA is 40 East 52nd Street, New York, New York, 10022.
(7)	Includes options to purchase 607,902 shares of common stock that are exercisable and 14,710 restricted stock units that will vest within 60 days of September 23, 2013.
(8)	Includes options to purchase 51,507 shares of common stock that are exercisable and 5,534 restricted stock units that will vest within 60 days of September 23, 2013.
(9)	Includes options to purchase 42,284 shares of common stock that are exercisable and 4,130 restricted stock units that will vest within 60 days of September 23, 2013.
(10)	Includes options to purchase 88,799 shares of common stock that are exercisable and 4,769 restricted stock units that will vest within 60 days of September 23, 2013.
(11)	Includes 1,156 restricted stock units that will vest within 60 days of September 23, 2013. Also includes 9,260 shares of common stock held by the Stuart J. Yarbrough Family Trust UAD January 20, 2012. Mr. Yarbrough does not exercise any voting or investment control over the shares of common stock held by the Stuart J. Yarbrough Family Trust UAD January 20, 2012.
(12)	Includes 2,312 restricted stock units that will vest within 60 days of September 23, 2013.
(13)	Includes 2,312 restricted stock units that will vest within 60 days of September 23, 2013.
(14)	Includes 2,312 restricted stock units that will vest within 60 days of September 23, 2013.
(15)	Includes 692 restricted stock units that will vest within 60 days of September 23, 2013.
(16)	Includes 609 restricted stock units that will vest within 60 days of September 23, 2013.
(17)	Includes options to purchase 790,492 shares of common stock that are exercisable and 39,687 restricted stock units that will vest within 60 days of September 23, 2013.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers, directors and greater than 10% owners file reports of ownership and changes of ownership of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on our review of the copies of such reports received by us, or written representations from certain reporting persons, we believe that for fiscal 2013 all reporting persons complied with Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the fiscal 2013 compensation for our “named executive officers,” who are identified in the Summary Compensation Table on page 49 of this Proxy Statement. The purpose of this discussion is to provide and describe the context, policies and objectives underlying compensation for our named executive officers, as detailed in the tables and narratives following this section.

Our named executive officers during fiscal 2013 were:

•	Tony Aquila: Founder, Chairman of the Board, Chief Executive Officer and President;

•	Renato Giger: Chief Financial Officer, Treasurer and Assistant Secretary;

•	Abilio Gonzalez: Senior Vice President, Global Human Resources; and

•	Jason Brady: Senior Vice President, General Counsel and Secretary.

Executive Summary

Fiscal 2013 Business Climate and Results

We are the leading global provider of software and services to the automobile insurance claims processing industry. We also provide products and services that complement our claims processing software and services. At 2013 fiscal year end, we served over 120,000 customers and were active in 65 countries across six continents. We count as customers the ten largest automobile insurance companies in Europe and eight of the ten largest automobile insurance companies in North America.

Our ability to be successful is impacted by a variety of factors, notably economic conditions in the global markets we serve. Fiscal 2013 saw a continuation of deteriorated economic conditions in many countries where our products and services are sold. These conditions contributed to reduced levels of economic activity, affecting automobile sales, fuel prices, and mileage driven, which reduce demand for or usage of our products and services in the affected countries.

During fiscal 2013, we announced Mission 2020, a mission to grow to $2 billion in revenue and $800 million in Adjusted EBITDA by 2020, more than double our fiscal 2012 revenue and Adjusted EBITDA results. Mission 2020 is an important continuation of our ongoing efforts to diversify and grow our business through the introduction of new products and services and the acquisition of businesses that complement or expand our offerings.

Our financial, operating and strategic results in fiscal 2013, and our stock price, rebounded from fiscal 2012 results, as evidenced by the following:

•	On a constant currency basis, we grew revenue approximately 8.5% versus fiscal 2012 revenue;

•	On a constant currency basis, we increased Adjusted EBITDA by 6.7% over comparable fiscal 2012 results;

•	We continued to enhance and diversify our product and service offerings through execution of our disciplined acquisition and integration strategy:

•

During fiscal 2013, we completed acquisitions of: (i) License Monitor, Inc. (“LMI”), a provider of sophisticated driver violation monitoring solutions that enable operators of government and commercial vehicle fleets to quickly ascertain driver violation activity and license status change; (ii) Title Technologies, Inc. (“Title Tec”), a provider of a proprietary web-based platform that allows automotive dealerships to streamline operations by assembling and processing the data necessary to electronically register a vehicle, produce a title, and issue a permanent or temporary tag real-time at the point of sale; (ii) Mensaelect S.A. (“Mensaelect”), a provider of a proprietary, web-based solution that streamlines the invoicing process between Spanish body shops and insurers; (iv) CarweB Limited (“CarweB”), provider of vehicle history and vehicle-specific technical data products and services in the United Kingdom; (v) HyperQuest, Inc. (“HyperQuest”), a provider of proprietary, web-based subrogation solutions and software tools that lower processing costs and provide objectivity to both subrogation claims and out-of-network claims; and (vi) Eziworks Pty Ltd (“Eziworks”), an Australian company that operates as Car Quote, a leading body shop management system, which forms a communication link between insurers and body shops that allows them to exchange collision data.

•

We also acquired substantially all of the assets of PS Holdings, L.L.C. (“APU”), a cloud-based locator of recycled, aftermarket, reconditioned and surplus original equipment parts for the U.S. vehicle repair industry.

•	We completed an $850 million senior notes offering at fiscal year-end, which we expect will facilitate further the execution of our long-term strategic and operating plan;

•

We continued to receive a strong collective performance from our senior leadership team as evidenced by our financial and operating results, the disciplined acquisitions and refinancing we were able to complete;

•	We rewarded our stockholders with a 25% increase in the annualized dividend in fiscal 2013 versus our annualized dividend paid in fiscal 2012; and

•

These achievements, our efforts to diversify our products and services, and the launch of Mission 2020 were recognized by investors and resulted in total shareholder return “TSR” of 34% during fiscal 2013, and a three-year compound annual TSR of 16% and a five-year compound annual TSR of 16% through fiscal 2013.

We measure constant currency, or the effects on our results that are attributable to changes in foreign currency exchange rates, by measuring the incremental difference between translating the fiscal 2012 and the fiscal 2013 results at the monthly average rates for the same period from the prior fiscal year.

Say-on-Pay Vote; Stockholder Engagement

Our stockholders again approved our say-on-pay proposal at our 2012 annual meeting with a greater than 94% level of support. We consider the vote to be a strong indication of support for our pay-for-performance compensation philosophy and strategy, and the compensation decisions we made in fiscal 2012.

During fiscal 2013, our CEO and other senior officers met with institutions as part of a regular effort to communicate with our stockholders and other interested investors. Similar recognition and support of our pay-for-performance approach was expressed in those meetings. Our Compensation Committee was mindful of the say-on-pay vote and the feedback from stockholders when making decisions with respect to the compensation of our CEO and the other named executive officers.

At the 2011 annual meeting, our stockholders overwhelmingly favored an annual frequency for holding the say-on-pay vote and, accordingly, stockholders are being asked to cast a say-on-pay vote at the 2013 annual meeting. The Compensation Committee will review and take into consideration the results of the vote when making subsequent compensation decisions.

Executive Compensation Awarded and Earned

During fiscal 2013, the compensation awarded and earned by our named executive officers reflected our pay-for-performance compensation philosophy and the terms of our executive compensation strategy. The following highlights and the further detailed discussion in this Compensation Discussion and Analysis, illustrate the strong ties among our financial and operational results, our executives’ performance, our stock price, and the amount of compensation actually realizable by our CEO and other named executive officers.

•

We granted highly-performance contingent, multi-year, long-term incentive awards (the “Mission 2020 Awards”) to our CEO, Mr. Aquila, and to each of our other named executive officers, Messrs, Giger, Gonzalez and Brady (the “other NEOs”). The Mission 2020 Awards are a powerful economic incentive to obtain for the Company and our stockholders the executives’ long-term commitment and continued substantial efforts and contributions to both increased profitability and stockholder value creation during the first phase of Mission 2020. In designing the Mission 2020 Awards, the Compensation Committee adhered to pay-for-performance principles as reflected by the following:

•	The Mission 2020 Awards are non-qualified stock options. As such, they will only have value for the executives if our stock price is above the exercise price of $58.33.

•

Vesting and exercisability of 70% of the Mission 2020 Awards are dependent upon achievement of both Adjusted EBITDA targets aligned with the objectives of Mission 2020 and a TSR at or above the 60th percentile as compared to companies listed in the S&P Midcap Index as of the March 29, 2013 grant date. These performance hurdles were included by the Compensation Committee to reinforce the importance of disciplined, profitable growth, as well as the need to deliver superior stockholder returns.

•

The remaining 30% of the Mission 2020 Awards vest on a time-based schedule in one-third installments. However and in keeping with the long-term nature of the Awards, the first installment does not vest until the end of fiscal 2015 with the final installment vesting at the end of fiscal 2017.

•

In order to have the desired incentive, the Mission 2020 Awards are multi-year in size, making up $23.3 million, $5.0 million, $3.2 million and $3.2 million of the amounts shown under “Option Awards” in the Summary Compensation Table on page 49 for Messrs, Aquila, Giger, Gonzalez and Brady, respectively. In recognition of the amount and purpose of the Mission 2020 Awards, the Committee does not intend to grant Mr. Aquila any additional equity awards until the fourth quarter of the Company’s fiscal 2016 (three years from the date of the grant of Mission 2020 Awards). Additional long-term awards having terms and conditions similar to the Mission 2020 Awards, may be granted to the Other NEOs during the next one to two fiscal years.

•

Each of the stock awards, option awards (including the Mission 2020 Awards) and non-equity incentive plan compensation of our named executive officers is variable, as the actual amount of compensation realized will vary depending upon our financial results, individual performance and changes in our stock price. As shown in the table below, factoring in the Mission 2020 Awards results in almost all of the compensation awarded during fiscal 2013 being variable compensation; excluding the Mission 2020 Awards does not alter the result as more than 75% of the compensation is variable. The table below sets forth the percentage of our named executive officers’ fiscal 2013 salary, stock awards, option awards and non-equity incentive plan compensation as reported in the Summary Compensation Table on page 49 of this Proxy Statement that is (i) variable compensation and (ii) not variable, illustrating the significant impact that performance and changes in our stock price may have on our named executive officers’ compensation.

	Including Mission 2020 Awards		Excluding Mission 2020 Awards
	Variable Compensation	Non-Variable Compensation	Variable Compensation	Non-Variable Compensation
Tony Aquila	97%	3%	87%	13%
Renato Giger	92%	8%	77%	23%
Abilio Gonzalez	92%	8%	78%	22%
Jason Brady	93%	7%	82%	18%

•

Because the preponderance of the compensation awarded is variable, the amount of awarded compensation that may be realized is affected by changes in our stock price. For fiscal 2013, our CEO’s total realizable direct compensation was less than 30% of the amount of compensation reported in the Summary Compensation Table. The amount of compensation that would have been realizable from the Mission 2020 Awards was zero (as compared to the $23.4 million value included in the Summary Compensation Table). The table below, which compares the amount of our CEO’s salary, stock award, option award and non-equity incentive plan compensation (i) as reported in the Summary Compensation Table on page 49 of this Proxy Statement and (ii) as realizable by our CEO as of June 30, 2013, illustrates the impact that the changes in our stock price had on the fiscal 2013 compensation realizable by our CEO.

	Summary Compensation Table	Realizable as of June 30, 2013
Salary	$780,000	$780,000
Stock Award (1)	$1,367,316	$1,982,753
Option Awards (2)	$26,400,415	$4,517,997
Non-Equity Incentive Plan Compensation (Annual Cash Incentive)	$1,247,220	$1,247,220

TOTAL	$29,794,951	$8,527,970

(1)	The amount shown in the “Realizable as of June 30, 2013” column represents the aggregate value of the restricted stock unit awards granted to Mr. Aquila in fiscal 2012 as of June 28, 2013, the last trading day of fiscal 2013.
(2)	The amount shown in the “Realizable as of June 30, 2013” column reflects the fact that the closing trading price of $55.65 our common stock as of June 28, 2013 is above the $41.52 exercise price for the stock options granted to Mr. Aquila in September 2012, but below the $58.33 exercise price for the special Mission 2020 stock options granted in March 2013.

•

For fiscal 2013, the Other NEOs’ total realizable direct compensation was approximately 45 to 50% of the amount of compensation reported in the Summary Compensation Table. The table below, which compares the aggregated amount of salary, stock award, option award and non-equity incentive plan compensation for the Other NEOs, (i) as reported in the Summary Compensation Table on page 49 of this Proxy Statement and (ii) as realizable by the Other NEOs as of June 30, 2013, illustrates the impact that the changes in our stock price had on the fiscal 2013 compensation realizable by the Other NEOs.

	Summary Compensation Table	Realizable as of June 30, 2013 (1)
Renato Giger	$7,641,894	$3,422,774
Abilio Gonzalez	$5,045,298	$2,306,378
Jason Brady	$5,374,500	$2,771,738

(1)	The amount shown in the “Realizable as of June 30, 2013” column reflects (i) with respect to the stock awards granted to the Other NEOs in fiscal 2013, the aggregate value of the restricted stock unit awards as of June 28, 2013, the last trading day of fiscal 2013 and (ii) with respect to the option awards granted to the Other NEOs in fiscal 2013, the fact that the closing trading price of our common stock as of June 28, 2013 is above the $41.52 exercise price for all of the stock options granted to the Other NEOs in September 2012 but below the $58.33 exercise price for the special Mission 2020 Awards.

•

The annual incentive bonus amounts earned by Mr. Aquila and the Other NEOs for fiscal 2013 were above target and greater than the bonus amounts awarded for fiscal 2012. The higher amounts awarded for fiscal 2013 reflect growth in revenue and Adjusted EBITDA, as well as improved financial results relative to targets. The increase in annual incentive compensation earned also reflected the

Compensation Committee’s application of an increased discretionary multiplier to recognize strong individual performance marked by our improved Company financial and operating results, TSR, as well as significant acquisitions and other strategic activities.

Compensation Policies

During fiscal 2013 we continued compensation policies in line with our pay-for-performance compensation philosophy and with good corporate governance.

•

70% of our CEO’s annual long term incentive compensation awards and 60% of our Other NEOs’ long term incentive compensation awards granted in September 2012 were in the form of stock options. We believe stock options represent a powerful “pay-for-performance” vehicle and effective tool to achieve alignment between our senior executives and our stockholders with respect to the creation of long term stockholder value.

•	Our employment agreements and long term incentive awards are “double trigger” with respect to severance and vesting upon a change in control.

•	We do not provide excise tax gross-ups in the event of change in control.

•	We do not provide supplemental pensions or extraordinary perquisites.

•	We have mandatory stock ownership guidelines for our senior executives, including a 6.0x salary guideline for the CEO.

•	Our CEO and other senior executives are subject to a clawback policy.

•	Our Compensation Committee engages its own independent compensation consultant.

Compensation Philosophy and Strategy

We pay for performance. Our executive compensation programs are focused on motivating achievement of our overall corporate business and financial objectives. Our compensation programs are also designed to attract, motivate, develop, reward and retain executives who will continue to successfully manage and grow our business and drive our long-term success amidst favorable and volatile economic conditions.

The Compensation Committee considers the following objectives and principles in determining the form and amount of compensation for our named executive officers:

•	Pay appropriately for each executive officer’s role, responsibilities, competencies and achievements, as well as for overall corporate results;

•	Provide compensation that is sufficiently competitive with companies with which we compete for executive talent to attract and retain high-quality executive officers;

•

Align the interests of executives and our stockholders through use of a mix of compensation elements (salary, annual bonus incentive, long-term incentives) that support our missions and encourage achievement of our business goals, support short-term initiatives and drive long-term success;

•	Link a significant portion of an executive’s compensation to objective measures of corporate performance and individual or team development and achievement;

•	Subject meaningful amounts of compensation to our stock price to ensure that the amount of compensation actually realized by executives rises or falls as our stockholders’ return rises or falls;

•	Motivate executives to deliver results at or above our short- and long-term plan targets; and

•	Reinforce a culture of accountability and excellence.

Application of our philosophy and strategy puts a substantial portion of an executive’s compensation at risk. Accordingly, the better the Company’s financial and operating results, our executive officers’ performance, and the better our return to our stockholders, then the greater the amount of compensation is earned. If Company results or the performance of our executive officers falls short of our expectations, or our stockholder returns lag, then a lesser amount of compensation will be earned.

Roles of the Compensation Committee, Executive Officers and Consultants in our Compensation Process

The Compensation Committee, which is comprised solely of independent directors, establishes our compensation philosophy and is responsible for designing and evaluating our compensation programs for directors and senior executive officers, including the CEO, making recommendations to the Board of Directors and management regarding those programs, awarding incentive compensation to senior executive officers and administering other compensation programs as authorized by the Board of Directors. The Compensation Committee alone determines the salary and overall compensation of our CEO. When establishing the compensation of the Other NEOs, the Compensation Committee receives an evaluation of their performance from the CEO, along with compensation recommendations from the CEO, makes any appropriate adjustments, and approves their compensation.

The Compensation Committee has the authority to retain the services of outside advisors, experts and compensation and benefits consultants to provide input and advice in compensation matters. For fiscal 2013 and consistent with prior years, the Compensation Committee utilized the services of Frederic W. Cook & Co. (“FWC”) as its outside compensation consulting firm. FWC provided the Compensation Committee with advice on executive and general compensation matters, which included:

•	Peer group for benchmarking compensation;

•	Executive cash compensation and executive equity compensation (including annual share usage under our long-term incentive plan);

•	Analysis of the degree to which the executive compensation program aligned with financial performance results; and

•	Mission 2020 Awards for the named executive officers.

The Compensation Committee is solely responsible for FWC’s engagement, and FWC has not and, without the prior consent of the Compensation Committee, will not provide any services for our management or any other services for our directors. FWC representatives meet informally with the Compensation Committee Chairman and formally with the Compensation Committee during the Compensation Committee’s regular meetings, including from time to time in executive sessions without any members of management present.

In fiscal 2013 and consistent with prior years, the Company retained Mercer, a compensation consulting firm, to provide management with compensation and benefits input and advice. Mercer’s advice included cash compensation and equity compensation for senior executive officers and other key employees as well as the terms of the Mission 2020 Awards for the named executive officers. Entities affiliated with Mercer provided benefit plan management services to us during fiscal 2013.

In carrying out its role of establishing our executive compensation philosophy and strategy and approving our compensation programs, the Compensation Committee solicits input and advice from several of our executive officers. As mentioned above, our CEO provides the Compensation Committee with feedback on the performance of the Other NEOs and makes compensation recommendations for the Other NEOs to the Compensation Committee for their approval. Our CEO, Senior Vice President, Global Human Resources and General Counsel frequently attend Compensation Committee meetings to provide their perspectives on competition in the industry, the needs of the business, information regarding our performance, and other information specific to their areas of responsibility. In addition, at the Compensation Committee’s direction,

FWC works with our members of management and, on occasion, Mercer, to obtain information necessary for FWC to make its own recommendations as well as to evaluate management’s recommendations.

Benchmarking

For fiscal 2013, the Compensation Committee engaged FWC to perform benchmarking analysis to assess the competitiveness of executive compensation for each of our named executive officers. FWC assessed base salaries, annual incentives, total cash compensation, long-term incentives and total direct compensation (total cash compensation and long-term incentives) relative to a peer group of 22 companies, listed below, and from general industry surveys. The companies were chosen in May 2012 by the Compensation Committee, in consultation with FWC, because of their similarities to us in business (automotive and insurance services companies; software and business services providers), market capitalization, TSR, revenue and overlap with certain analyses performed by external stockholder advisory firms. They also are (i) companies with which we compete or may compete for executive talent and (ii) that would reasonably be used by stockholders for comparisons of executive compensation and performance. The companies were chosen using objective size criteria, with revenue between approximately two-fifths and two times our revenue and market capitalization between one-third and three times our market capitalization, at the time the group was chosen. The fiscal 2013 peer group reflected a refinement of the fiscal 2012 group. Four companies were added (Cadence Design, DealerTrack, Parametric Tech and Verisk Analytics) due primarily to their similarity to us in EBITDA and market capitalization, and five companies were removed (Acxiom, Dun & Bradstreet, Equifax, Global Payments and LKQ) as these companies fall outside the objective size parameters. The fiscal 2013 peer group companies are set forth below:

ANSYS	Cadence Design	Concur Tech	Copart
DealerTrack	FactSet Research	Fair Isaac	IHS
Informatica	J Henry & Assoc	MICROS Systems	MSCI
Parametric Tech	Progress Software	Quest Software	Red Hat
Rovi	Synopsys	TIBCO Software	VeriSign
Verisk Analytics	WebMD Health

We generally use the 25th to 75th percentile of compensation for similar positions at the companies within our peer group as a market reference or guide to determine total direct compensation for our named executive officers. We believe this range allows us to attract and retain executive talent and allows us to establish meaningful goals, while also recognizing individual differences in performance, experience and professional development. The range provides an incentive for our named executive officers to achieve the goals established for our annual and strategic plans and realized gains or incur losses from increases and decreases in stockholder value alongside our stockholders. Importantly, we do not guarantee compensation at any specific percentile. Rather, we use the percentile range for guidance when results are consistent with our plans and goals. When our goals are not achieved, or an individual is new to or developing into his or her position, then compensation may be set, or delivered in the case of performance-contingent awards, at the lower end of the percentile range. The Committee makes a distinction between the compensation opportunity (setting of base salary, annual cash incentive target amounts and long-term equity awards) and compensation delivered (the amounts actually earned). The compensation opportunity may benchmark above median levels, but the amount of compensation earned and/or realizable is designed to adjust with our financial and operating results and our relative TSR.

Elements of Executive Compensation

The principal elements of our executive compensation program are:

•	Base salary;

•	Annual cash incentives; and

•	Long-term incentives.

We also provide post-termination benefits, including severance and retirement benefits, and limited additional executive benefits such as an annual allowance to our named executive officers.

These components, individually and in combination, are designed to accomplish one or more of the compensation objectives described above. We view executive compensation as an integrated total compensation program. The mix of compensation elements varies based on a senior executive officer’s position and responsibilities. The percentage of a senior executive officer’s compensation that is performance-based/at-risk or variable instead of fixed is based primarily on the senior executive officer’s level of influence at our Company, including the senior executive’s impact on our financial results. Senior executive officers generally have a greater portion of their pay at risk through our annual cash incentive programs and long-term equity incentives than our other employees because of their relatively greater responsibility and ability to influence our results. This is achieved by having higher target annual cash incentive opportunities and higher equity grant levels relative to base salary than employees who are not senior executives.

Base Salary

We provide a base salary to our named executive officers to provide a fixed amount of compensation for their services during the year, which is necessary to secure their services. Base salary is generally set between the 25th percentile and 75th percentile of our peer group, and reflects each named executive officer’s relative experience in his role and our expectations for the respective named executive officer’s contribution to the growth in the value of our Company. We consider the experience, skills, knowledge, past performance and responsibilities required of the senior executive officers in their roles. Other factors considered include the ability to replace the executive, the base salary at the executive’s prior employment and market data on similar positions provided by our compensation consultant. Named executive officers with base salary below the median are continuing to gain experience and grow in their roles. For these named executive officers, base salaries may be increased as they continue to develop experience or as their roles expand.

We typically review and determine cash compensation levels for named executive officers annually within 90 days after the beginning of our fiscal year. For named executive officers who are relatively new to their roles, cash compensation determinations may be made in several steps during the fiscal year, enabling us to recognize operational achievement or professional growth in a more individualized manner. For fiscal 2013, the Compensation Committee approved the annual base salaries for all of the named executive officers in September 2012.

Mr. Aquila: in September 2012, the Compensation Committee maintained Mr. Aquila’s base salary at $780,000, Mr. Aquila’s base salary for fiscal 2012. Mr. Aquila’s base salary was slightly below the 75th percentile for base salaries of similarly situated executives within the fiscal 2013 peer group based on the peer group data available at the time the fiscal 2013 base salary was approved.

Mr. Giger: in September 2012, the Compensation Committee approved an increase in the base salary of Mr. Giger from $410,000 to $431,000. Mr. Giger’s base salary was set slightly below the 75th percentile for base salaries of similarly situated executives within the fiscal 2013 peer group based on the peer group data available at the time the fiscal 2013 base salary was approved. Mr. Giger’s base salary recognized his contributions to our results and his performance as our CFO during a difficult operating environment in fiscal 2013.

Mr. Gonzalez: in September 2012, the Compensation Committee approved an increase in the base salary of Mr. Gonzalez from $334,000 to $351,000, which base salary was set slightly above the median for base salaries of similarly situated executives within the fiscal 2013 peer group based on the peer group data available at the time the fiscal 2013 base salary was approved. This amount reflected our phased approach to base salary determination. Mr. Gonzalez’s base salary recognized his historical and anticipated future contributions to our results and growth, the continued expansion of his role and continued progress in his professional and leadership development.

Mr. Brady: in September 2012, the Compensation Committee approved an increase in the base salary of Mr. Brady from $318,000 to $334,000, which base salary was set below the median for base salaries of similarly situated executives within the fiscal 2013 peer group based on the peer group data available at the time the fiscal 2013 base salary was approved. This amount reflected our phased approach to base salary determination. Mr. Brady’s base salary recognized his historical and anticipated future contributions to our results and growth and continued progress in his professional and leadership development.

Annual Cash Incentives

Each of our named executive officers may earn an annual bonus based on a specified percentage of his base salary. The purpose of the cash bonus is to provide an incentive to achieve annual corporate financial goals (revenue and Adjusted EBITDA), as well as individual objectives set by the CEO for his reports and by the Compensation Committee for the CEO. The rationale is that continuous execution against the financial goals and individual objectives will result in creation of sustained stockholder value over time. The amount of the bonus is based upon both the satisfaction of certain pre-established financial criteria and achievement of individual objectives. The primary determinant of each named executive officer’s bonus is Company financial results.

For fiscal 2013, our named executive officers participated in the annual business incentive plan, or ABIP. The financial metrics under the ABIP, which were based upon our Board-approved budget for fiscal 2013, were revenue and a financial measure we refer to as Adjusted EBITDA. Adjusted EBITDA is a non-GAAP financial measure that represents our GAAP net income, excluding (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) restructuring charges, asset impairments, and other costs associated with exit or disposal activities, (vi) other (income) expense, net, (vii) litigation-related expenses, (viii) acquisition-related costs and (ix) acquisition financial results. Acquisition financial results are the financial results from the following seven businesses that we acquired during fiscal 2013: (i) APU; (ii) Mensaelect; (iii) LMI; (iv) Title Tec; (v) HyperQuest; (vi) CarWeb; and (vii) Eziworks.

Adjusted EBITDA allows us and investors to compare our current operating results with corresponding prior periods as well as to the operating results of other companies in our industry. We believe that Adjusted EBITDA provides valuable insight into our profitability exclusive of unusual adjustments. Revenue is included in the ABIP financial criteria, although with a lesser weighting than Adjusted EBITDA, because revenue growth is a key driver of profit growth over time, which we believe ultimately creates stockholder value. While acquisitions are an important component of our total growth, we have excluded from the revenue and Adjusted EBITDA financial metrics the impact of acquisitions for the fiscal year in which we completed the acquisition as the results from acquired businesses are not assumed at the time we establish the annual financial targets. The exclusion of financial results of current year acquisitions also allows for a more stable comparison of revenue and Adjusted EBITDA results to our budget and targets and to our prior period results.

In fiscal 2013 and consistent with fiscal 2012, the ABIP financial metrics were established and the results were calculated using Budgeted FX Rates (as defined below) in effect for fiscal 2013. For purposes of the ABIP, Budgeted FX Rates are the currency exchange rates that were fixed by our Board of Directors at the end of fiscal 2012 in connection with review and approval of our fiscal 2013 budget. We applied the Budgeted FX Rates for fiscal 2013 versus actual currency exchange rates during 2013 to reduce the effect of currency volatility, which is beyond our executives’ control, on our results. In removing such volatility, the financial results are more readily related or attributable to the actual operating performance of our named executive officers.

The U.S. Dollar was stronger versus most of the foreign currencies in which we transact business at the time our 2013 Budgeted FX Rates were established than it was at the time we established our 2012 Budgeted FX Rates. As most of our revenues are denominated in foreign currencies, a stronger U.S. Dollar decreases our revenues. Primarily as a result of the stronger U.S. Dollar reflected in our 2013 Budgeted FX Rates versus our 2012 Budgeted FX Rates, our target revenue and Adjusted EBITDA levels in our fiscal 2013 ABIP were lower than our fiscal 2012 ABIP levels. If the fiscal 2013 Budgeted FX Rates upon which the fiscal 2013 ABIP targets were established were applied to fiscal 2012 results, the fiscal 2013 revenue and Adjusted EBITDA targets reflect modest growth over such fiscal 2012 results.

Under the ABIP, the target bonus opportunity for Messrs. Aquila, Giger, Gonzalez and Brady was 100%, 75%, 70% and 70% of fiscal 2013 base salary, respectively. Revenue was weighted at 40% of financial performance, and Adjusted EBITDA was weighted at 60%, to emphasize profitable growth. The ABIP is formulaic and awards are determined as follows:

Bonus Target x (40% (% of Revenue Award Funded) + 60% (% of Adjusted EBITDA Award Funded)

X Discretionary Multiplier

The range of the discretionary multiplier is 0 to 1.50. The discretionary multiplier provides a mechanism to adjust the bonus amount earned by the ABIP participants to recognize the strength or weakness of our financial results and stockholder value creation, as well as individual performance.

The table below sets forth: (i) a range of fiscal 2013 revenue levels (in millions) above and below the revenue goal of $771.80 million to $778.80 million (the “Revenue Target Range”) (noted in bold type); (ii) the percentage of target achieved at the various revenue levels; and (iii) the corresponding funding percentage of the 40% weighted revenue portion of the fiscal 2013 ABIP formula. In fiscal 2013, the Committee established a $7.0 million range versus one fixed amount for the revenue target. The Committee chose to use the Revenue Target Range for purposes of measuring target results in recognition of the various external and uncontrollable factors in our operating environment which could affect Company results through the year. The use of the range provides a slightly higher hurdle before above target funding levels are achieved and a cushion before below target results cause a reduction in the funding level.

2013 Revenue Goal ($Mil.)	% Rev. Goal Achv’d	% Revenue Award Funded
$700.92	90.0%	50%
$736.86	95.0%	75%
$771.80—$778.80	100.0%	100%
$817.74	105.0%	125%
$856.68	110.0%	150%

The table below sets forth: (i) a range of fiscal 2013 Adjusted EBITDA levels (in millions) above and below the Adjusted EBITDA goal of $324.70 million to $331.70 million (the “Adjusted EBITDA Target Range”) (noted in bold type); (ii) the percentage of Adjusted EBITDA target achieved at various Adjusted EBITDA levels; and (iii) the corresponding funding percentage of the 60% weighted Adjusted EBITDA portion of the fiscal 2013 ABIP formula. In fiscal 2013, the Committee established a $7.0 million range versus one fixed amount for the Adjusted EBITDA target. The Adjusted EBITDA Target Range was used for the same reasons as the Revenue Target Range.

2013 Adj. EBITDA Goal ($Mil.)	% EBITDA Goal Achv’d.	% Adj. EBITDA Award Funded
$265.36	80%	50%
$298.53	90%	75%
$324.70—$331.70	100%	100%
$348.30	105%	125%
$364.90	110%	150%

For fiscal 2013 and using 2013 Budgeted FX Rates, revenues were approximately $783.4 million and Adjusted EBITDA was approximately $337.7 million. Applying 2013 Budgeted FX Rates to revenue and Adjusted EBITDA results for fiscal 2013 and fiscal 2012, revenues grew approximately 5.0% versus comparable fiscal 2012 revenues, and Adjusted EBITDA grew approximately 3.6% versus comparable fiscal 2012 Adjusted EBITDA. The non-equity incentive plan compensation amounts set forth in the Summary Compensation Table for our named executive officers reflect: revenue achieved at 100.6% of target with the revenue award funded at

41.2% (103.0% revenue portion of award funded x 40% weighting); Adjusted EBITDA achieved at 101.8% of target with the Adjusted EBITDA award funded at 65.4% (109.0% Adjusted EBITDA portion of award funded x 60% weighting); and weighted award funding before application of the discretionary multiplier of 106.6%. The table below reflects for each of the named executive officers: (i) discretionary multiplier applied to his annual cash incentive payment and (ii) the total payout as a percentage of his target bonus amount for fiscal 2013:

Named Executive Officer	Discretionary Multiplier	Total Payout as a Percentage of Target Bonus Amount
Tony Aquila	1.50	160%
Renato Giger	1.50	160%
Abilio Gonzalez	1.25	133%
Jason Brady	1.35	144%

For all of the named executive officers, the Compensation Committee considered the following factors in the application of the discretionary multiplier:

•	Our above-plan financial results in fiscal 2013, which were achieved in a difficult global economic environment.

•

The stockholder value created during fiscal 2013 as evidenced by stock price growth of 34% during fiscal 2013 (based on a closing price of $41.79 at the end of fiscal 2012 and $55.65 at the end of fiscal 2013) and the 25% increase in the annualized dividend to our stockholders in fiscal 2013 versus our annualized dividend paid in fiscal 2012.

•	The year-over-year improvement in our one-year total stockholder return and our strong one-year and five-year stockholders return compared to our fiscal 2013 peer group.

•	Successful completion of numerous acquisitions.

•	Individual and collective performance, which are described below.

For Mr. Aquila, the Compensation Committee’s evaluation and decision to approve an above-target discretionary multiplier centered on the positive operating outcomes listed above which occurred in a challenging economic environment and were the result of Mr. Aquila’s strong and disciplined leadership, his overall responsibility for the Company’s performance and execution of pre-established strategic and operational goals in the areas of:

•	Launching our Mission 2020.

•	Completion of corporate development (strategic) transactions, including acquisitions that diversify our business, and continued performance of recently acquired companies.

•	Progress in operational, strategic and management succession planning.

•	Management, talent and Board development and recruitment.

•

Enhancing our capital structure that are designed to facilitate our achievement of Mission 2020 and increase our operating flexibility through the retirement of our floating-interest rate bank debt and the issuance of long-term, fixed-rate senior notes.

For each of the Other NEOs, the Compensation Committee considered and accepted Mr. Aquila’s evaluation of each officer’s actual individual performance measured against the individual’s pre-established performance objectives and his recommendation with respect to the discretionary multiplier for each of the officers:

•	Mr. Giger: the maximum discretionary multiplier was recommended for Mr. Giger primarily in recognition of his contributions to the positive outcomes listed above as well as Mr. Giger’s achievements against his individual performance objectives relating to: management and talent development across our corporate, regional and country finance, tax and internal audit organizations; implementation of financial countermeasures to manage the operational performance of certain of our challenged regions and countries; the enhancements to our capital structure described above; and progress in our operational and strategic planning processes.

•

Mr. Gonzalez: an above-target discretionary multiplier was recommended for Mr. Gonzalez primarily in recognition of his contributions to the positive outcomes listed above as well as Mr. Gonzalez’s achievements against his individual performance objectives relating to: management and talent development across our corporate, regional and country human resources organizations; corporate oversight of key commercial initiatives in our North America operations; the development and distribution across our group companies of talent assessment and development tools; and progress in management succession planning.

•

Mr. Brady: an above-target discretionary multiplier was recommended for Mr. Brady primarily in recognition of his contributions to the positive outcomes listed above as well as Mr. Brady’s achievements against his individual performance objectives relating to: enhancements to our corporate development processes; the execution of corporate development transactions; the selection and training of key corporate and regional attorneys; the enhancements to our capital structure described above; and intellectual property protection; management of regulatory matters.

Based on the foregoing factors and evaluation, the Compensation Committee approved Mr. Aquila’s recommendation for discretionary multipliers for the Other NEO’s set forth in the table above. The amount of the ABIP payments for fiscal 2013 are included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 49 of this Proxy Statement.

Long-Term Incentives

In general, our equity incentive structure is intended to accomplish the following main objectives:

•	balance and align the interests of participants and stockholders;

•	reward participants for creation of stockholder value over the long term;

•	ensure competitive levels of compensation in line with our peer group; and

•	assist us in attracting, retaining and motivating key employees.

Annual Long-Term Incentive Awards

We have, and in fiscal 2013, we continued to use, annual awards of stock options and restricted stock units as the principal method of providing long-term incentive compensation under our 2008 Omnibus Incentive Plan, or 2008 Plan. These equity awards vest over a period of time to encourage retention of our executive officers and focus their efforts on the creation of long-term stockholder value. Options and restricted stock units granted to named executive officers in fiscal 2013 vest 25% after the first year and on a quarterly basis thereafter for the next 12 quarters, subject in each case to the executive’s continued services to us.

We grant options to provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term strategies. We view stock options as being purely performance-based pay as pay is realized only if the trading price of our common stock increases. While we use the black-scholes value of the stock options as a frame of reference for determining the number of stock options to award, and such value appears in the Summary Compensation Table, the compensation, if any, eventually earned by the optionholder will depend entirely on an increase in our stock price.

We grant restricted stock units to enhance the retention of named executive officers and balance the more volatile rewards associated with stock options. We believe that restricted stock units align the interests of the named executive officers with the interests of the stockholders because the value of these awards fluctuate up and down with the trading price of our common stock, and, unlike stock options, provide retention value during periods of short-term market volatility. This, together with the vesting schedule, supports continuity in the senior management team. In fiscal 2013 and consistent with fiscal 2012, we incorporated a requirement applicable to the restricted stock units granted to our executive officers that an achievable target be met in order for any of these restricted stock units to vest. We did this in order to qualify the restricted stock units as deductible “performance-based compensation” for purposes of the Section 162(m) of the Internal Revenue Code. For the restricted stock units granted to our named executive officers in fiscal 2013, the $165.9 million Adjusted EBITDA target established for this purpose was achieved, and the restricted stock units will vest in accordance with the schedule described above.

Following is a discussion of the annual long-term incentive awards made to our named executive officers during fiscal 2013:

Mr. Aquila: in September 2012, the Compensation Committee approved Mr. Aquila’s annual equity awards. Approximately 70% of the value of these awards was in the form of stock options and 30% was in the form of restricted stock units. Measured by the value of the awards at the date of grant and peer group data available at the time, these awards were approved so that the target long-term incentive compensation was slightly below the 75th percentile range and total target direct compensation was also slightly below the 75th percentile range. In determining to target this level of awards for Mr. Aquila, the Compensation Committee considered additional factors relating to our results through fiscal 2012, including our long-term financial results, our solid financial and operating results in a difficult economic environment during fiscal 2012, Mr. Aquila’s strong historical individual performance, and the desire to bring Mr. Aquila’s total target direct compensation closer to the 75th percentile. The Compensation Committee also considered the fact that 70% of the value of the equity awards was provided as stock options, a performance-based award that requires an increase in our share price, or else the option delivers no value.

Mr. Giger’s Annual Equity Awards: in September 2012, the Compensation Committee approved Mr. Giger’s annual equity awards. Mr. Giger’s mix of the value of stock options and restricted stock units was approximately 60% in the form of stock options and 40% in the form of restricted stock units. Measured by the value of the awards at the date of grant, these awards were approved so that the resulting target long-term incentive compensation was above the 75th percentile range and the target total direct compensation was at the 75th percentile compared to similarly situated executives within the fiscal 2013 peer group. In determining the size of the awards for Mr. Giger and based on the recommendation of the CEO, the Compensation Committee considered Mr. Giger’s fiscal 2012 performance, which was at or above expectations, and the fact that his professional and leadership achievements and continuing contributions supported a grant of equity awards above the 75th percentile such that total direct compensation would be at the 75th percentile.

Mr. Gonzalez’s Annual Equity Awards: in September 2012, the Compensation Committee approved Mr. Gonzalez’s annual equity awards. Mr. Gonzalez’s mix of the value of stock options and restricted stock units was approximately 60% in the form of stock options and 40% in the form of restricted stock units. Measured by the value of the awards at the date of grant, these awards were approved so that the resulting target long-term incentive compensation and the target total direct compensation was at the 75th percentile range compared to similarly situated executives within the fiscal 2013 peer group. In determining the size of the awards for Mr. Gonzalez and based on the recommendation of the CEO, the Compensation Committee considered Mr. Gonzalez’s fiscal 2012 performance, which was at or above expectations, and the fact that his professional and leadership achievements and continuing contributions warranted a grant of awards such that total direct compensation would be at the 75th percentile.

Mr. Brady’s Annual Equity Awards: in September 2013, the Compensation Committee approved Mr. Brady’s annual equity awards. Mr. Brady’s mix of the value of stock options and restricted stock units was approximately 60% in the form of stock options and 40% in the form of restricted stock units. Measured by the value of the awards at the date of grant, these awards were approved so that the resulting target long-term incentive compensation was above the 75th percentile range and the target total direct compensation was at the 75th percentile compared to similarly situated executives within the fiscal 2013 peer group. In determining the size of the awards for Mr. Brady and based on the recommendation of the CEO, the Compensation Committee considered Mr. Brady’s fiscal 2012 performance, which was at or above expectations, and the fact that his professional and leadership achievements and his increasing contributions supported a grant of awards above the 75th percentile such that total direct compensation would be at the 75th percentile.

Mission 2020 Awards

Following the announcement of Mission 2020 in the early part of fiscal 2013, the Compensation Committee determined that it would be in the best interests of the Company and our stockholders to provide a substantial, multi-year incentive to our CEO, Mr. Aquila, and the Other NEOs to make the commitment and put forth the significant, incremental, long-term effort necessary for the Company to successfully complete Mission 2020. With input from the CEO and Mercer, the Compensation Committee, with the advice of FWC, approved the Mission 2020 Awards for the named executive officers, which awards were granted on March 29, 2013 (the “Date of Grant”). The Mission 2020 Awards provide the named executive officers with the opportunity to earn substantial compensation for achieving the goals during the first phase of Mission 2020.

Consistent with the pay-for-performance principles supported by our stockholders and institutional investors, the Compensation Committee designed the Mission 2020 Awards as non-qualified stock options granted under the 2008 Plan. By using options, the substantial compensation opportunity presented by the Mission 2020 Awards will be realized by our executives only if they deliver the financial growth required by Mission 2020 and an increased stockholder value. The Mission 2020 Awards include performance requirements beyond stock price growth and are long-term oriented in support of the eight-year business plan embedded in Mission 2020.

Only 30% of the Mission 2020 Awards vest pursuant to a time-based vesting schedule. In keeping with the long-term nature of the Mission 2020 Awards, these options vest in three equal installments beginning at fiscal year-end 2015, two years from the date of grant (the “Time-Based Awards”).

Vesting and exercisability for 70% of the Mission 2020 Awards is dependent upon achievement of Adjusted EBITDA targets aligned with the objectives of Mission 2020 and upon achievement of certain TSR goals (the “Performance-Based Awards”). The Committee chose the Adjusted EBITDA goal to align vesting with the growth objectives underlying Mission 2020. The TSR hurdle was added to enhance the alignment with our stockholders already embedded in stock options (which only have value if the stock price increases) by requiring actual stockholder returns during the vesting periods to meet or exceed the 60th percentile as compared to the stockholder returns of companies listed at the Date of Grant in the S&P 400 Midcap Index.

The number of Mission 2020 Awards granted to each of our CEO and the Other NEOs is set forth below:

	Tony Aquila	Renato Giger	Jason Brady	Abilio Gonzalez
Performance-Based Awards	901,928	193,250	125,737	125,737
Time-Based Awards	386,540	82,822	53,888	53,888

Total	1,288,468	276,072	179,625	179,625

The exercise price of the Mission 2020 Awards is $58.33 per share, the closing price of the Company’s common stock on March 28, 2013 as reported by the New York Stock Exchange (“NYSE”). In accordance with the 2008 Plan, the prior day’s closing price was used due to the fact that the NYSE was closed on the date of grant in observance of Good Friday. The Mission 2020 Awards are seven-year stock options and will expire if not exercised by March 29, 2020 (the “Expiration Date”).

In recognition of the amount and multi-year purpose of the Mission 2020 Awards, the Committee does not intend to grant Mr. Aquila any additional equity compensation awards until the fourth quarter of the Company’s fiscal 2016. Additional Mission 2020 Awards may be granted to the Other NEOs during the next one to two fiscal years based upon the recommendation of Mr. Aquila and the discretion of the Committee.

The Performance-Based Awards will vest and be exercisable if our financial results and TSR satisfy both of the following vesting triggers: (i) a pre-determined Adjusted EBITDA result which is aligned with our Mission 2020 growth objectives by the end of a particular fiscal year (the “Adjusted EBITDA Vesting Trigger”) and (ii) a TSR during the applicable measurement period at or above the 60th percentile as compared to the companies listed at the Date of Grant on the S&P 400 Midcap Index (the “TSR Vesting Trigger”).

The initial tranche of 25% of the Performance-Based Awards will vest if we achieve the (i) Adjusted EBITDA Vesting Trigger during fiscal 2014, fiscal 2015 or fiscal 2016 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2014 or ending any day thereafter through the Expiration Date. The second tranche of 25% of the Performance-Based Awards will vest if we achieve the (i) Adjusted EBITDA Vesting Trigger during fiscal 2015, fiscal 2016 or fiscal 2017 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2015 or ending any day thereafter through the Expiration Date. The third tranche of 25% of the Performance-Based Awards will vest if we achieve the (i) Adjusted EBITDA Vesting Trigger during fiscal 2016 or fiscal 2017 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2016 or ending any day thereafter through the Expiration Date. The final tranche of 25% of the Performance-Based Awards will vest if we achieve the (i) Adjusted EBITDA Vesting Trigger during fiscal 2017 and (ii) TSR Vesting Trigger during any consecutive 20 trading day period ending July 1, 2017 or ending any day thereafter through the Expiration Date. If we do not achieve the Adjusted EBITDA Vesting Trigger by the last day of the last fiscal year applicable to the tranche, then the Performance-Based Awards subject to that tranche will be immediately forfeited.

Equity Grant Practices: We do not have a formal policy regarding when we grant annual or other equity incentive awards to our named executive officers, although annual equity awards are typically granted in one or two installments during our fiscal year. In prior fiscal years, we have granted annual awards in two installments for certain named executive officers as this practice enables us to motivate or reward operational achievement or professional growth in a more individualized manner. The approval date and the grant date for equity awards granted to employees, including the named executive officers, is generally the first day of the calendar month (or the business day closest to such day if such day is not a business day). The exercise price for stock options is the closing price of our common stock, as reported on the New York Stock Exchange, on the date of grant.

Dividends: In fiscal 2013, our Board continued the practice of paying quarterly dividends to holders of our common stock and restricted stock units granted prior to fiscal 2011. The amount of the dividend was $0.125 per share of common stock and restricted stock unit. All of our employees who hold shares of our common stock and/or restricted stock units awarded prior to fiscal 2011, including named executive officers, received cash dividends during fiscal 2013. Effective for restricted stock units and PSUs granted in fiscal 2011 and thereafter, no cash dividends are paid to the named executive officers on unvested awards. Instead, dividend equivalents will accrue in the form of additional restricted stock units, which will be paid only as the underlying restricted stock units or PSUs vest and are paid. We pay dividends or provide dividend equivalents to the holders of restricted stock units and PSUs to reward them for their contributions to our overall financial results that generates the capital resources to pay dividends.

Additional Information: Additional information relating to the long-term incentive awards is included in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table, and in the Grants of Plan- Based Awards Table and Outstanding Equity Awards at Fiscal Year End Table, and related narrative, beginning on page 49 below.

Employment Agreements; Severance and Post-Termination Benefits

We provide post-termination benefits to our named executive officers in accordance with their respective employment agreements. All cash severance payments for change-in-control are “double trigger,” requiring both a change-in-control and a qualifying termination event, and none of the officers have change-in-control excise tax gross-up protection.

We have entered into employment agreements with our named executive officers to assist in attracting and retaining their services by affording them financial protection in the event of a termination without cause irrespective of whether the termination is in connection with a change of control, resignation for good reason in connection with a change of control, and, in the case of Mr. Aquila only, resignation for good reason irrespective of whether the termination is in connection with a change of control. Our long-term incentive plans, employment agreements and, in certain cases, our equity award agreements, provide change-in-control benefits to enable named executive officers to have a balanced perspective in making overall business decisions in the context of a potential acquisition of our Company. We believe that change-in-control benefits, structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that our key talent would leave before a transaction closes.

Details of each individual named executive officer’s benefits, including the specific components of accelerated vesting and estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control” beginning on page 55 below.

Retirement Benefits

We do not have any special executive retirement plans. We sponsor a tax-qualified employee savings and retirement plan, or 401(k) plan, that covers most employees in the United States who satisfy certain eligibility requirements relating to minimum age and length of service. We also contribute to social security and sponsor pension plans in various countries in which we have operations that cover most employees in these countries who satisfy certain eligibility requirements. In addition, Mr. Giger participates in a social security and pension plan available to most of our Swiss employees that enables him to save for retirement.

Annual Allowance

In fiscal 2013 and consistent with fiscal 2012, the CEO received an annual allowance of $50,000 and each of the Other NEOs received an annual allowance of $25,000 in lieu of any executive perquisites to cover items such as company automobile perquisite, country club fees or payment for the cost of financial counseling services and health club membership. All are viewed as benefits that assist with customer acquisition/retention, or that increase each officer’s health or working efficiency. The Compensation Committee approved the annual allowance in lieu of executive perquisites in order to control costs and to simplify administration. The Company does not make any tax gross-up payments in connection with the annual allowance.

Executive Benefits

In fiscal 2013 and consistent with fiscal 2012, we continued to provide certain executive benefits for our named executive officers. The benefits include supplemental life and long-term disability insurance and annual physical exams. These benefits are intended to enhance the health and welfare of our named executive officers and recognize the potential physical toll related to managing our global operations. The Compensation Committee believes these are important business-related benefits as applied to our named executive officers as this group of employees spends a considerable amount of time traveling outside the United States, including less developed international locations where they may be more susceptible to illness.

Compensation Governance Policies

We use additional policies to ensure that our overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include:

Stock Ownership Guidelines. The Compensation Committee has approved and instituted stock ownership guidelines for senior executive officers. After the beginning of fiscal 2015 or, in the case of executive officers hired after fiscal 2009, a period of five years from the employment start date, referred to as the Achievement Date, each senior executive officer listed below should beneficially own a number of shares of Solera common stock with a value listed below:

Employee	Multiple of Salary
CEO	6.0x
COO and CFO	2.0x
CEO’s direct Solera reports and named executive officers	1.5x

The ownership guideline is the lesser number of shares calculated as either (1) the multiple of salary above at the then-current trading price for a share of Solera’s common stock or (2) 75,000 shares for the CEO, 20,000 shares for the CFO and COO, and 8,500 shares for the CEO’s other direct reports (excluding the CEO’s executive assistant).

To the extent any senior executive officer does not own the guideline number of shares by the Achievement Date, such senior executive officer is required to hold 50% of his/her net after tax profit shares following a stock option exercise or settlement of a restricted stock unit until the guideline is achieved.

Messrs. Aquila, Giger, Gonzalez and Brady are in compliance with our stock ownership guidelines.

No Hedging or Pledging of Solera Stock. Our policies prohibit our executive officers from engaging in any transaction involving a hedge or pledge of Solera securities or maintaining a margin account involving Solera securities.

Recoupment Policies (Clawbacks). Our policies also provide that in the event we are required to restate our financial statements, we will seek reimbursement of excess incentive compensation to the extent required by the Sarbanes-Oxley Act of 2002 and any rules or regulations that may be issued under the so-called “Dodd-Frank” legislation. In general, the amount to be paid back to us will be based on revised incentives that match the formula payout under the revised results, with discretion to reduce the revised awards to reflect the results.

Tax and Accounting Considerations on Compensation

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it reviews compensation practices and makes compensation decisions. While structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Compensation Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of executive compensation.

Deductibility by Us. Under Section 162(m) of the Internal Revenue Code, we may not be able to claim a federal income tax deduction for compensation that is not performance-based (as defined in the Section 162(m) rules) paid to the CEO and the next three most highly compensated executive officers (other than the CFO) to the extent that any of these persons receives more than $1,000,000 in nonperformance-based compensation in any fiscal year. While the Compensation Committee considers our ability to deduct compensation amounts paid or to be paid to our executive officers in determining appropriate levels or manner of compensation, it has and may from time to time in the future approve amounts of compensation that are not, or may not be, fully deductible under Section 162(m).

Salaries, restricted stock unit awards which vest solely on the basis of time, and most perquisites and benefits paid to executive officers do not qualify as “performance-based” compensation under Section 162(m). Accordingly, a portion of these amounts of compensation may not be fully deductible (depending upon the value of our stock, and the amount of other nonperformance-based compensation an executive officer has during the year in which such amounts are paid. Our ABIP, stock options (including the Special Option Awards) and our restricted stock unit awards to our named executive officers are structured as performance-based for purposes of Section 162(m) and therefore should be deductible.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in the following report of Solera’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Solera under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Solera specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management and, based on that review and discussion, recommended to the Board that it be included in this Proxy Statement.

This report is submitted by the members of the Compensation Committee that served on the Compensation Committee during fiscal 2013 and that participated in the review, discussion and analysis with respect to the Compensation Discussion and Analysis included in this Proxy Statement.

Thomas A. Dattilo (effective January 8, 2013)

Arthur F. Kingsbury

Kenneth A. Viellieu

Stuart J. Yarbrough

Executive Officers

Set forth below are the name, age, position and a description of the business experience of each of our current executive officers.

Name	Age	Position
Tony Aquila	48	Chairman of the Board, Chief Executive Officer and President
Renato Giger	53	Chief Financial Officer, Treasurer and Assistant Secretary
Abilio Gonzalez	52	Senior Vice President, Global Human Resources
Jason Brady	44	Senior Vice President, General Counsel and Secretary

Please see “ITEM 1—ELECTION OF DIRECTORS” above for a description of Mr. Aquila’s business experience.

Renato Giger has served as our Chief Financial Officer, Treasurer and Assistant Secretary since July 2010. Prior to that, Mr. Giger served as our EMEA Chief Financial Officer since we acquired our predecessor company in April 2006 and served as our Global Corporate Controller since October 2009. Mr. Giger has been employed by us and our predecessor since July 1993 during which time he has held several positions, most recently as Chief Financial Officer of Audatex. Mr. Giger has a Master of Sciences Degree from the University of Bern (Switzerland).

Abilio Gonzalez has served as our Senior Vice President, Human Resources since August 2009. From September 2008 to July 2009, Mr. Gonzalez owned a business franchise that produces and commercializes large format digital printing. From August 2006 to September 2008, Mr. Gonzalez was the Chief People Officer of Cott Corporation, one of the largest global beverage producers. From December 2005 to July 2006, Mr. Gonzalez provided consulting services. From September 2003 to November 2005, Mr. Gonzalez held several positions with Microsoft Corporation, a technology company, including General Manager for Information Worker and General Manager for Global Talent Acquisition and Engagement. Mr. Gonzalez has a B.Sc. degree in Mathematics and Physics from Emporia State University and a M.Sc. degree in Organizational Development from Pepperdine University.

Jason Brady has served as our Senior Vice President and General Counsel since December 2007, and our Secretary since August 2008. Prior to joining us, Mr. Brady provided legal consulting services to technology and entertainment companies. Prior to that, Mr. Brady was the Vice President, General Counsel and Corporate Secretary of Xenogen Corporation, a biotechnology company, from March 2005 through its acquisition by Caliper Life Sciences in August 2006. From April 2004 to March 2005, Mr. Brady was the Director of Legal Affairs for Abbott Diabetes Care, Abbott Laboratories’ diabetes testing device business. Prior to that, Mr. Brady was the Senior Corporate Counsel, Director of Legal Affairs and Assistant Secretary of TheraSense, Inc., a diabetes testing device company, from June 2001 until its acquisition by Abbott Laboratories in April 2004. Mr. Brady has a B.A. in History from the University of California, Los Angeles and a J.D. from Santa Clara University School of Law.

There are no family relationships among our directors or executive officers.

Summary Compensation Table

The following table sets forth the compensation of our named executive officers during the fiscal years ended June 30, 2013, 2012 and 2011.

Name and Principal Position	Fiscal Year Ended June 30,	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Tony Aquila	2013	$780,000	$—	$1,367,316	$26,400,045	$1,247,000	$101,250	$29,895,831
Chief Executive Officer	2012	776,308	—	1,314,980	2,986,828	913,575	109,717	6,101,408
and President	2011	754,692	—	5,518,346	3,200,092	1,276,800	786,664	11,536,594

Renato Giger	2013	426,961	—	693,501	6,004,555	516,877	219,940	7,861,834
Chief Financial Officer,	2012	405,754	—	389,889	569,332	360,159	112,661	1,837,794
Treasurer and Assistant	2011	344,448	—	205,224	433,371	487,620	491,427	1,962,090
Secretary

Abilio Gonzalez	2013	347,731	—	456,142	3,914,030	327,395	63,517	5,108,815
Senior Vice President,	2012	325,877	—	266,736	389,506	273,838	66,229	1,322,186
Global Human	2011	285,513	—	209,598	328,108	292,320	106,201	1,221,740
Resources

Jason Brady	2013	330,923	—	588,850	4,108,265	336,462	59,106	5,433,606
Senior Vice President,	2012	316,754	—	306,861	456,965	260,720	53,086	1,394,386
General Counsel and	2011	269,856		250,013	471,760	252,000	256,904	1,500,533
Secretary

(1)	The amounts shown in the applicable column represent the aggregate grant date fair value of each restricted stock unit award (including Dividend Equivalents associated with the restricted stock unit awards granted to Messrs. Aquila, Gonzalez and Brady) granted during the fiscal year and represent the aggregate grant date fair value of each stock option award granted during the fiscal year in each case calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 718, Compensation—Stock Compensation (FAS 123(R)) (“ASC Topic No. 718”). A discussion of the assumptions used in determining the grant date fair value and share-based compensation expense of these equity awards is set forth in Note 11 to the consolidated annual financial statements included in our 2013 Annual Report.
(2)	The amounts shown in this column represent annual management incentive bonuses earned in each fiscal year pursuant to our Annual Business Incentive Plan. All amounts were paid in the following fiscal year.
(3)	All Other Compensation for the fiscal year ended June 30, 2013 consists of the following:

All Other Compensation Items	Tony Aquila	Renato Giger	Abilio Gonzalez	Jason Brady
Medical, dental and vision insurance premiums paid by us	$16,337	$16,337	$16,337	$16,337
Life insurance premiums paid by us	5,289	6,340	5,807	2,078
Short- and long-term disability premiums paid by us	9,874	6,992	2,762	2,762
Company 401(k) and pension plan contributions	9,860	146,773	12,760	5,619
Annual allowance	50,000	25,000	25,000	25,000
Cash dividends paid on unvested restricted stock units	4,641	1,214	761	760
Physical examinations paid by us	5,250	6,550	90	6,550
Tax return preparation fees paid by us	—	10,733	—	—
Total all other compensation	101,250	219,940	63,517	59,106

Grants of Plan-Based Awards

During fiscal 2013, we granted restricted stock units and options to purchase our common stock with time-based vesting and performance-based vesting to all of our named executive officers and each of our named executive officers participated in our annual cash incentive plan for named executive officers. The following table provides information on each of these awards on a grant-by-grant basis.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($) (2)
		Threshold ($) (1)	Target ($) (1)	Maximum ($) (1)
Tony Aquila	September 4, 2012	—	—	—	35,629	(3)	—		$—	(4)	$1,479,316
	September 4, 2012	—	—	—	—		319,745	(5)	41.52		3,366,915
	March 29 2013	—	—	—	—		1,288,468	(6)	58.33		23,287,285
	September 1, 2011 (7)	—	780,000	1,755,000	—		—		—		—
Renato Giger	September 4, 2012	—	—	—	18,071	(3)	—		—	(4)	750,308
	September 4, 2012	—	—	—	—		104,255	(5)	41.52		1,097,805
	March 29, 2013	—	—	—	—		276,072	(6)	58.33		4,989,620
	September 4, 2012 (7)	—	323,250	727,313	—		—		—		—
Abilio Gonzalez	September 4, 2012	—	—	—	11,886	(3)	—		—	(4)	493,507
	September 4, 2012	—	—	—	—		68,572	(5)	41.52		722,063
	March 29,2013	—	—	—	—		179,625	(6)	58.33		3,246,473
	September 4, 2012 (7)	—	245,700	552,825	—		—		—		—
Jason Brady	September 4, 2012	—	—	—	15,344	(3)	—		—	(4)	637,083
	September 4, 2012	—	—	—	—		88,524	(5)	41.52		932,158
	March 29,2013	—	—	—	—		179,625	(6)	58.33		3,246,473
	September 4, 2012 (7)	—	233,800	526,050	—		—		—		—

(1)	Represents potential payouts of non-equity incentive plan awards for fiscal 2012 as set forth in our Annual Business Incentive Plan. Actual amounts paid to our named executive officers are disclosed in the Summary Compensation Table above under the heading “Non-Equity Incentive Plan Compensation.” The material terms of our Annual Business Incentive Plan are described in “Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentives” above.
(2)	Represents the grant date fair value of each individual equity award as calculated in accordance with ASC Topic No. 718. A discussion of the assumptions used in determining the grant date fair value and share-based compensation expense of these equity awards is set forth in Note 11 to the consolidated annual financial statements included in our 2013 Annual Report.
(3)	Represents restricted stock unit awards that are subject to the achievement of a Company Adjusted EBITDA target for fiscal 2013. Adjusted EBITDA is a non-GAAP financial measure that represents our GAAP net income, excluding (i) interest expense, (ii) provision for income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) restructuring charges, asset impairments, and other costs associated with exit or disposal activities, (vi) other (income) expense, net, (vii) litigation related expenses, (viii) acquisition-related costs and (ix) acquisition financial results. If the performance target is achieved, then the awards vest 25% on September 30, 2013 and vest 6.25% on each December 31, March 31, June 30 and September 30 thereafter until fully vested. The Company fiscal 2013 Adjusted EBITDA performance target was achieved.
(4)	Upon vesting of each restricted stock unit, the individual is entitled to receive one share of common stock for each vested restricted stock unit. No exercise or payment of exercise price is required.
(5)	The stock options vest 25% on September 30, 2013 and vest 6.25% on each December 31, March 31, June 30 and September 30 thereafter until fully vested.
(6)	Represents a special stock option award granted to each of the named executive officers. 30% of the stock options vest in three, equal installments at the end of fiscal 2015, 2016 and 2017. 70% of the stock options vest in accordance with the achievement of specific performance criteria. The performance criteria are the Company’s Adjusted EBITDA and total shareholder return. The material terms of these special stock option awards are described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” above.
(7)	Represents the date that the Compensation Committee of the Board approved the respective executive officer’s cash bonus target applicable for fiscal 2013.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of June 30, 2013.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options Exercisable	Number of Securities Underlying Options Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Restricted Stock Units or Restricted Shares That Have Not Vested		Market Value of Options, Restricted Stock Units or Restricted Shares That Have Not Vested (1)
Tony Aquila	67,626	—	(2)	$25.79	May 1, 2018			$—
	6,011	—	(2)	24.45	November 3, 2018			—
	269,969	22,500	(2)	31.15	October 1, 2016			551,250
	181,224	82,375	(2)	43.73	October 1, 2017			981,910
	83,072	106,809	(2)	57.71	September 1, 2018			—
	—	319,745	(3)	41.52	September 4, 2019			4,517,997
	—	1,288,468	(5)	58.33	March 29, 2020			—
						2,500	(2)	$139,125
						9,391	(2)	522,609
						51,349	(4)	2,857,572
						12,818	(2)	713,322
						35,629	(2)	1,982,754
Renato Giger	5,909	3,546	(2)	36.01	December 1, 2016			23,214
	29,764	19,843	(2)	39.33	August 2, 2017			161,927
	15,834	36,194	(2)	57.71	September 1, 2018			—
	—	104,255	(3)	41.52	September 4, 2019			1,473,123
	—	276,072	(5)	58.33	March 29, 2020			—
						130	(2)	7,235
						1,305	(2)	72,623
						3,801	(2)	211,526
						18,071	(3)	1,005,651
						1,012	(2)	56,318
Abilio Gonzalez	5,514	9,192	(2)	25.55	September 1, 2016			$55,354
	7,356	3,153	(2)	33.01	January 31, 2017			23,795
	18,581	15,203	(2)	43.73	October 1, 2017			100,676
	10,833	24,762	(2)	57.71	September 1, 2018			0
	—	68,572	(3)	41.52	September 4, 2019			968,922
	—	179,625	(5)	58.33	March 29, 2020			—
						360	(2)	20,034
						118	(2)	6,567
						1,498	(2)	83,364
						2,600	(2)	144,690
						11,886	(3)	661.456
						759	(2)	42,238
Jason Brady	29,000	—	(2)	24.03	January 2, 2018			$—
	5,400	—	(2)	17.42	December 1, 2015			—
	12,347	1,764	(2)	36.01	December 1, 2016			34,645
	14,463	4,822	(2)	39.33	August 2, 2017			78,695
	14,790	6,723	(2)	43.73	October 1, 2017			80,138
	2,627	2,628	(2)	60.45	July 1, 2018			—
	10,172	13,079	(2)	57.71	September 1, 2018			—
	—	88,524	(3)	41.52	September 4, 2019			1,250,844
	—	179,625	(5)	58.33	March 29, 2020			—
						194	(2)	10,796
						529	(2)	29,439
						1,193	(2)	66,390
						467	(2)	25,989
						2,442	(2)	135,897
						15,344	(3)	853,894
						674	(2)	37,508

(1)	The market value of options that have not vested is based on the closing price of our common stock on the New York Stock Exchange on June 28, 2013 ($55.65 per share) less the exercise price of the option; provided that the table reflects a value of zero if the exercise price of the option is greater than $55.65. The market value of restricted stock units that have not vested is based on the closing price of our common stock on the New York Stock Exchange on June 28, 2013 ($55.65 per share).
(2)	The unvested equity awards in the table above vest 6.25% of the total number of units awarded on each September 30, December 31, March 31 and June 30 until fully vested.

(3)	Vest 25% on September 30, 2013 and 6.25% on each December 31, March 31, June 30 and September 30 thereafter until fully vested.
(4)	Represents a special performance share unit granted to Mr. Aquila on June 6, 2011. The target number of shares subject to this agreement is 54,000 and the maximum number of stock awards that can be granted under this agreement is 108,000. The performance criterion of this award is relative total shareholder return (“TSR”) measured against a peer group during three performance periods. Under the award, Mr. Aquila will earn the target number of performance share units for a performance period if our TSR for the period is at the 65th percentile of the peer group and 200% of the PSUs if our TSR for the period equal or exceeds the 90th percentile. No units are earned for the performance period if TSR is below the 50th percentile. The first performance period covered the twelve-month period ended March 31, 2012, and Mr. Aquila did not earn any performance share units during this performance period as our TSR was below the 50th percentile compared to the peer group. The second performance period covered the twenty four-month period ended March 31, 2013, and Mr. Aquila earned 2,651 performance share units during this performance period.
(5)	Represents a special stock option award granted to each of the named executive officers. 30% of the stock options vest in three, equal installments at the end of fiscal 2015, 2016 and 2017. 70% of the stock options vest in accordance with the achievement of specific performance criteria. The performance criteria are the Company’s Adjusted EBITDA and total shareholder return. The material terms of these special stock option awards are described in “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentives” above.

Stock Options Exercised and Restricted Stock Units Vested

The table below sets forth the number of restricted stock units held by our named executive officers that vested during fiscal 2013 and information about exercises of stock option awards during fiscal year 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Tony Aquila	66,739	2,135,189	32,257	1,657,733
Renato Giger	3,576	91,315	6,806	334,957
Abilio Gonzalez	19,059	524,667	6,564	329,472
Jason Brady	—	—	5,709	284,935

(1)	The value realized on exercise is based on the closing price of our common stock on the New York Stock Exchange on the date of exercise less the exercise price of the option award.
(2)	The value realized on vesting is based on the closing price of our common stock on the New York Stock Exchange on the vesting date.

Severance Payments; Change of Control Benefits

We provide severance payments to our executive officers and change of control benefits for certain of our executive officers. The severance payments and change of control benefits, as applicable, are set forth in the following agreements:

•

Mr. Aquila: executive employment agreement dated June 6, 2011; equity award agreements relating to the stock options and restricted stock units granted to Mr. Aquila in fiscal 2008, fiscal 2009, fiscal 2010 and fiscal 2011 (the “Award Agreements”);

•	Mr. Giger: executive employment agreement dated September 4, 2012;

•	Mr. Gonzalez: executive employment agreement dated September 4, 2012; and

•	Mr. Brady: executive employment agreement dated September 4, 2012.

Severance Payments. Set forth below is a summary description of the severance benefits for each of the named executive officers who is entitled to or has received a contractual severance benefit:

•

Mr. Aquila: if Mr. Aquila’s employment is terminated by us without “cause” or is terminated by Mr. Aquila for “good reason”, then he is entitled to receive (i) salary continuation equal to three times his then-applicable annual base salary payable over eighteen months, (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the number of awards that are scheduled to vest during the twelve months immediately following the employment termination date, (iii) with respect to performance share unit awards, accelerated vesting as provided in the performance share unit award grant agreement and (iv) benefits continuation for a period of eighteen months.

•

Messrs. Giger, Gonzalez and Brady, or the Other NEOs: if the employment of any of the Other NEOs is terminated by us without “cause”, then he is entitled to receive (i) salary continuation equal to one times the sum of his base salary and annual target bonus payable over eighteen months, (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the number of awards that are scheduled to vest during the twelve months immediately following the employment termination date, (iii) with respect to performance share unit awards, accelerated vesting as provided in the performance share unit award grant agreement and (iv) benefits continuation for a period of eighteen months.

“Cause” and “good reason” are more fully described below under “—Potential Payments upon Termination of Change in Control.”

Change of Control Arrangements. Set forth below is a summary description of the change of control arrangements set forth in our long-term incentive plans and for each of the named executive officers:

Our 2007 Long-Term Equity Incentive Plan and our 2008 Omnibus Incentive Plan do not provide for automatic acceleration of vesting in the event of a change in control of our Company. To the extent outstanding awards are assumed or continued in connection with the change in control, no acceleration of vesting will occur. If the outstanding awards are not assumed or continued, then, with respect to awards under the 2008 Plan, all unvested stock options and restricted stock units granted pursuant to the plan will immediately vest in connection with a change in control (as defined in the plan) if the successor company does not assume the plan stock option and restricted stock unit awards or grant substitute awards to the holders of plan stock option and restricted stock unit awards. The vesting of unvested stock options and restricted stock units granted pursuant to the 2007 Plan will be determined based on the terms of the specific change of control transaction. Awards subject to performance-based vesting will only vest to the extent provided in the particular award.

In accordance with the terms of Mr. Aquila’s Award Agreements, the equity awards are subject to accelerated vesting as follows: in the event of a change of control of Solera, all of the unvested equity awards will immediately vest if (i) the acquirer fails to assume the equity awards or issue an equivalent replacement award for the equity awards, or (ii) within twenty-four months immediately following a change of control, Mr. Aquila’s employment by or services to us are terminated without “cause” (as defined above) or Mr. Aquila resigns for “good reason” (as defined above). In accordance with the terms of Mr. Aquila’s executive employment agreement, if Mr. Aquila’s employment is terminated by the Company or the acquirer without “cause” or is terminated by Mr. Aquila for “good reason” within 24 months following a change of control, then he is entitled to receive (i) salary continuation equal to two times his then-applicable annual base salary and an amount equal to two times his then-applicable annual target bonus opportunity payable over eighteen months, (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the 100% of the awards, (iii) with respect to performance share unit awards, accelerated vesting as provided in the performance share unit award grant agreement and (iv) benefits continuation for a period of eighteen months. For purposes of Mr. Aquila’s change of control arrangements, the definition of change of control is identical to the definition of change of control set forth in our 2007 Long-Term Equity Incentive Plan and 2008 Omnibus Incentive Plan.

In accordance with the terms of the executive employment agreement for each of the Other NEOs, if his employment is terminated by the Company or the acquirer without “cause” or is terminated by him for “good reason” within 24 months following a change of control, then he is entitled to receive (i) salary continuation equal to 1.5 times his then-applicable annual base salary and an amount equal to 1.5 times his then-applicable annual target bonus opportunity payable over eighteen months, (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the 100% of the awards, (iii) with respect to performance share unit awards, accelerated vesting as provided in the performance share unit award grant agreement and (iv) benefits continuation for a period of eighteen months. For purposes of each of the Other NEOs’ change of control arrangements, the definition of change of control is identical to the definition of change of control set forth in our 2007 Long-Term Equity Incentive Plan and 2008 Omnibus Incentive Plan.

The special stock option awards granted to each of the named executive officers on March 29, 2013 that consist of the stock option awards with performance-based vesting (the “Performance-Based Awards”) and the stock option awards with time-based vesting (the “Time-Based Awards”) will vest upon or following a change of control under certain circumstances. In the event of a change of control of the Company, the Performance-Based Awards will vest as follows: (i) if the actual total shareholder return as defined in the award agreement of the Company’s common stock measured from the date of grant through the consummation date of the change in control equals or exceeds 67%, then all of the unvested Performance-Based Awards (other than those that have been previously forfeited) (the “Unvested Performance-Based Awards”) will vest upon the consummation of the change in control; or (ii) if the actual total shareholder return of the Company’s common stock measured from the date of grant through the consummation date of the change in control is greater than 0% but less than 67%, then the Unvested Performance-Based Awards will vest upon the consummation of the change in control at the rate of 1.5% for each whole percentage point of total shareholder return. If a change of control of the Company occurs before June 30, 2017, the Time-Based Awards will vest as follows: (i) if the Time-Based Awards are not assumed or substituted for in an economically equivalent manner by the acquiror, then the Time-Based Awards will vest upon the consummation of the change in control; or (ii) if the Time-Based Awards are assumed or substituted for in an economically equivalent manner by the acquiror and the named executive officer’s employment is terminated without cause or for good reason within 24 months following the change in control, then the Time-Based Awards will vest immediately following such termination.

Potential Payments upon Termination or Change in Control

The following table sets forth the benefits that would arise upon certain terminations of employment or a change in control under the terms of (1) Mr. Aquila’s executive employment agreement and the restricted stock unit grant agreements and stock option agreements relating to the equity awards granted to Mr. Aquila in fiscal 2008, fiscal 2009, fiscal 2010 and fiscal 2011, or the Award Agreements and (2) the executive employment agreement for each of the Other NEOs. The table assumes that (i) the termination and/or change in control occurred on June 30, 2013 and (ii) in connection with a change in control, the acquiring company assumed or granted substitute awards for all of Solera’s outstanding equity awards granted pursuant to Solera’s 2007 Long-Term Equity Incentive Plan or 2008 Omnibus Incentive Plan.

Name	Benefit	Termination without Cause or for Good Reason (1)		After Change in Control— Termination without Cause or for Good Reason (1)		Change in Control	Voluntary Termination	Death or Disability
Named Executive Officers
Tony Aquila	Severance payments	$2,340,000	(2)	$3,120,000	(3)	$—	$—	$—
	Accelerated vesting of restricted stock units and stock options	5,055,018	(2)	12,266,538	(4)	—	—	—
Renato Giger	Severance payments	754,250	(5)	1,131,375	(6)	—	—	—
	Accelerated vesting of restricted stock units and stock options	1,396,394	(5)	3,011,617	(7)	—	—	—
Abilio Gonzalez	Severance payments	596,700	(5)	895,050	(6)	—	—	—
	Accelerated vesting of restricted stock units and stock options	1,003,779	(5)	2,107,096	(7)	—	—	—
Jason Brady	Severance payments	567,800	(5)	851,700	(6)	—	—	—
	Accelerated vesting of restricted stock units and stock options	1,086,890	(5)	2,604,235	(7)	—	—	—

(1)	Cause is generally defined as (A) the conviction or plea of no contest of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to our Company or any of our subsidiaries or any of our or our subsidiaries’ customers or suppliers, (B) substantial and repeated failure to perform duties, (C) gross negligence or willful misconduct with respect to our Company or any of our subsidiaries, (D) conduct tending to bring our Company or any of our subsidiaries into substantial public disgrace or disrepute or (E) any breach of the confidentiality provision, non-solicitation provisions or non-competition provisions of the executive’s employment agreement. Good reason is generally defined as (X) a reduction in base salary of more than 5%, (Y) a material diminution in titles or duties, or (Z) a change in the location of our Company’s principal office by more than 25 miles.
(2)	If Mr. Aquila’s employment is terminated by us without “cause” or is terminated by Mr. Aquila for “good reason”, then he is entitled to receive (i) salary continuation equal to three times his then-applicable annual base salary payable over eighteen months and (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the number of awards that are scheduled to vest during the twelve months immediately following the employment termination date.
(3)

If Mr. Aquila’s employment is terminated by the Company or the acquirer without “cause” or is terminated by Mr. Aquila for “good reason” within 24 months following a change in control, then he is entitled to receive salary continuation equal to two times his then-applicable annual base salary and an amount equal to two times his then-applicable annual target bonus opportunity payable over eighteen months.
(4)	If Mr. Aquila’s employment is terminated by the Company or the acquirer without “cause” or is terminated by Mr. Aquila for “good reason” within 24 months following a change in control, then all of the unvested restricted stock units and/or stock options held by Mr. Aquila will immediately vest in full. The value of such restricted stock units and stock options as set forth in the table above is based upon the price of our common stock reported on the New York Stock Exchange as of June 30, 2013 (less, in the case of stock options, the exercise price).
(5)	If any of the Other NEOs’ employment is terminated by us without “cause”, then he is entitled to receive (i) salary continuation equal to one times the sum of his base salary and annual target bonus payable over eighteen months and (ii) with respect to long-term incentive awards subject to time-based vesting, immediate vesting of the number of awards that are scheduled to vest during the twelve months immediately following the employment termination date.
(6)	If any of the Other NEOs’ employment is terminated by the Company or the acquirer without “cause” or is terminated by him for “good reason” within 24 months following a change in control, then he is entitled to receive salary continuation equal to 1.5 times his then-applicable annual base salary and an amount equal to 1.5 times his then-applicable annual target bonus opportunity payable over eighteen months.
(7)	If any of the Other NEOs’ employment is terminated by the Company or the acquirer without “cause” or is terminated by him for “good reason” within 24 months following a change in control, then all of the unvested restricted stock units and/or stock options held by him will immediately vest in full. The value of such restricted stock units and stock options as set forth in the table above is based upon the price of our common stock reported on the New York Stock Exchange as of June 30, 2013 (less, in the case of stock options, the exercise price).

Compensation of Directors

All of our non-employee directors receive equity awards and annual cash retainers. The cash retainers are paid on a quarterly basis. The annual retainers are set forth below:

Annual Fees (1)
Board member	$65,000
Lead Independent Director	$75,000
Audit Committee Chair	$42,500
Audit Committee member	$17,500
Compensation Committee Chair	$40,000
Compensation Committee member	$15,000
Nominating and Corporate Governance Committee Chair	$30,000
Nominating and Corporate Governance Committee member	$10,000

(1)	Standing committee chairperson retainer includes the chairperson’s member retainer; chairperson does not receive a separate member retainer.

In addition to the annual retainers, each non-employee director receives a per-meeting fee of $1,000 for each meeting of the Board and each standing committee that the director is a member of after the first eight meetings of each corporate body in a fiscal year.

Each new non-employee director elected or appointed to our Board of Directors is automatically granted an initial restricted stock unit award to cover a number of shares of our common stock determined by dividing (A) $375,000 by (B) the fair market value of a share of our common stock on the date of grant, with the number of shares rounded down to the nearest whole share. $225,000 of the initial restricted stock unit awards vest in equal quarterly installments during the first twelve months following the date of grant. The remaining $150,000 of the initial restricted stock unit awards vest in equal annual installments on each of the first, second and third anniversaries of the date of grant.

Each non-employee director who is re-elected to our Board automatically receives a restricted stock unit award, as of the date of the annual meeting, to cover a number of shares of our common stock determined by dividing (A) $225,000 by (B) the fair market value of a share of our common stock on the date of the annual meeting, with the number of shares rounded down to the nearest whole share. These annual restricted stock unit awards vest in equal quarterly installments during the first twelve months following the date of grant.

For each of the automatic restricted stock unit awards, all unvested awards immediately vest upon (i) death or disability of the director, (ii) separation from the Board (for any reason other than through voluntary resignation before the next succeeding annual meeting) and (iii) a change of control. Each non-employee director may elect to defer receipt of the shares issued upon the settlement of the vested restricted stock units until the earliest of the following to occur: (i) five years from the date of grant; (ii) separation from the Board (for any reason) and (iii) a change of control. Disability is as defined in our equity incentive plans. For purposes of the restricted stock unit awards, a change of control is as defined in our equity incentive plans. Each director may make an irrevocable, annual election to receive restricted stock units in lieu of the director’s annual cash fee as a Board member on a dollar-for-dollar basis. Except for Mr. Aquila, who does not receive automatic awards as a director, all of our directors will receive an annual restricted stock unit award as of the date of the 2013 annual meeting upon re-election to our Board.

Immediately following the 2012 annual meeting, we granted Messrs. Kingsbury, Viellieu, Wajnert and Yarbrough 4,623 restricted stock units. Each of these grants was an annual grant under the non-employee director compensation policy described above. In connection with the appointment of Mr. Dattilo and Dr. Lauk to the Board during fiscal 2013, we granted Mr. Dattilo and Dr. Lauk 6,580 and 5,173 restricted stock units, respectively. Each of these two grants was an initial grant under the non-employee director compensation policy described above.

The Board has stock ownership guidelines for our non-employee directors. The guidelines provide that, after a period of five years of service as a director, each non-employee director should hold our equity securities with a value of at least five times such non-employee director’s annual Board member cash retainer. Our Board also has a policy prohibiting hedging or pledging of our securities. Our policy prohibits our directors from engaging in any transaction involving a hedge or pledge of our securities or maintaining a margin account involving our securities.

The following table summarizes the compensation of our current and former directors in fiscal 2013.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Stuart J. Yarbrough	$187,500	$224,955	$412,455
Arthur F. Kingsbury	127,500	224,955	352,455
Kenneth A. Viellieu	118,000	224,955	342,955
Thomas C. Wajnert	115,500	224,955	340,455
Thomas A. Dattilo	37,918	356,175	394,093
Dr. Kurt J. Lauk	4,694	281,153	285,847

(1)	Represents the grant date fair value of each individual equity award as calculated in accordance with ASC Topic No. 718.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2014 MEETING

We evaluate director nominees recommended by stockholders in the same manner in which we evaluate other director nominees. We have established through our Nominating and Corporate Governance Committee selection criteria that identify desirable skills and experience for prospective Board members, including consideration of the potential candidate’s qualification as independent, as well as consideration of diversity, age, skills, expertise and experience in the context of the Board and other criteria determined by the Nominating and Corporate Governance Committee from time to time.

Stockholder proposals intended for inclusion in our proxy statement relating to our 2014 annual meeting in November 2014 must be received by us no later than June 8, 2014, and must otherwise comply with the SEC’s rules, to be considered for inclusion in our proxy materials relating to our 2014 annual meeting.

In addition, our Bylaws establish advance notice procedures for (1) the nomination, other than by or at the direction of the Board, of candidates for election as directors and (2) business to be brought before an annual meeting of stockholders other than by or at the direction of the Board. Any stockholder who wishes to submit a proposal to be acted upon at next year’s annual meeting or who proposes to nominate a candidate for election as a director must submit such notice in compliance with such procedures.

Any such proposals, as well as any questions related thereto, should be timely submitted in writing to our Secretary at the address below. Our Secretary must receive this notice no earlier than July 11, 2014 and no later than August 10, 2014.

Notice of a nomination must include:

(i) as to each person whom the stockholder proposes to nominate for election as a director at such meeting (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by the person, (D) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (A) the name and record address of such stockholder, and of such beneficial owner, (B) the class or series and number of shares of capital stock of the Company which are, directly or indirectly, owned beneficially or of record by such stockholder and such beneficial owner, (C) a description of all arrangements or understandings between such stockholder and such beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (E) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of stock of the corporation, and (F) any other information relating to such stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Notice of a proposal must include as to each matter the stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, (B) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws, the exact text of the proposed amendment), (C) the reasons for conducting such business at the annual meeting, (D) the name and address, as they appear on our books, of such stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is being made, (E) the class and number of our shares which are, directly or indirectly, beneficially owned by such stockholder and such beneficial owner, (F) any material interest of such stockholder or such beneficial owner in such business, (G) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder or such beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner with respect to shares of our stock and (H) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

You may contact our Secretary at our principal executive offices for a copy of the relevant provisions of our Bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

ADDITIONAL INFORMATION

We will bear the cost of the 2013 annual meeting and the cost of this proxy solicitation, including mailing costs. In addition to solicitation by mail, our directors, officers, and regular employees may solicit proxies by telephone or otherwise, with no specific additional compensation to be paid for such services. We also will reimburse, upon request, all brokers and other persons holding Common Stock for the benefit of others for their reasonable expenses in forwarding our proxy materials and any accompanying materials to the beneficial owners of Common Stock and in obtaining authorization from beneficial owners to give proxies. We have engaged Georgeson, Inc. to assist us in the solicitation of proxies and to provide related advice and information support at an estimated cost of $20,000, plus expenses and disbursements.

The Board knows of no matter to be brought before the 2013 annual meeting other than the matters identified in this Proxy Statement. If, however, any other matter properly comes before the annual meeting, the individuals named in the proxy solicited by the Board intend to vote on it on behalf of the stockholders they represent in accordance with their best judgment.

By order of the Board of Directors

Jason Brady

Secretary

Dated: October 4, 2013

Appendix A

2008 OMNIBUS INCENTIVE PLAN

Solera Holdings, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following 2008 Omnibus Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining selected individuals to serve as employees, directors, consultants and/or advisors who are expected to contribute to the Company’s success and to achieve long-term objectives that will benefit stockholders of the Company through the additional incentives inherent in the Awards hereunder.

2.	DEFINITIONS

2.1 “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2 “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3 “Board” shall mean the board of directors of the Company.

2.4 “Cause” has the meaning set forth in the applicable Award Agreement, but in the absence of any definition in the applicable Award Agreement means a determination by the Committee that one or more of the following events has occurred: (i) the commission of a felony or a crime involving moral turpitude by a Participant or the commission of any other act or omission by a Participant involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) a Participant’s failure or inability (other than by reason of disability) to carry out effectively his or her duties and obligations to the Company and its Subsidiaries or to participate effectively and actively in the management of the Company and its Subsidiaries, (iii) gross negligence or willful misconduct by a Participant with respect to the Company or any of its Subsidiaries, (iv) conduct by a Participant tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, or (v) any material breach by a Participant of any Award Agreement.

2.5 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.6 “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code, and (iii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules.

2.7 “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.

2.8 “Covered Employee” shall mean an employee of the Company or its Subsidiaries who is a “covered employee” within the meaning of Section 162(m) of the Code.

2.9 “Director” shall mean a non-employee member of the Board.

2.10 “Dividend Equivalents” shall have the meaning set forth in Section 12.5.

2.11 “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.12 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.13 “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing sale price of the Shares reported as having occurred on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported; or (iii) if the Shares are not listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.14 “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.

2.15 “Limitations” shall have the meaning set forth in Section 10.5.

2.16 “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.17 “Other Share-Based Award” shall have the meaning set forth in Section 8.1.

2.18 “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.19 “Payee” shall have the meaning set forth in Section 13.2.

2.20 “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.21 “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22 “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.23 “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value will be paid to the Participant upon achievement of such performance goals as the Committee shall establish.

2.24 “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares, which value will be paid to the Participant upon achievement of such performance goals during the Performance Period as the Committee shall establish.

2.25 “Permitted Assignee” shall have the meaning set forth in Section 12.3.

2.26 “Prior Plan” shall mean the Company’s 2007 Long-Term Equity Incentive Plan.

2.27 “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28 “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.29 “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.30 “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.

2.31 “Section 409A” shall mean Section 409A of the Code and the regulations promulgated from time to time thereunder.

2.32 “Shares” shall mean the shares of common stock of the Company, par value $0.01 per share.

2.33 “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Article 6.

2.34 “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.35 “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.36 “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.	SHARES SUBJECT TO THE PLAN

3.1 Number of Shares. (a) Subject to adjustment as provided in Section 12.2, a total of ten million one hundred twenty thousand (10,120,000) Shares shall initially be authorized for grant under the Plan plus any Shares remaining available for grant under the Prior Plan on the effective date of the Plan, for an aggregate maximum initially of no more than twelve million eight hundred fifty thousand (12,850,000) Shares. Shares that are subject to Awards other than Options or Stock Appreciation Rights shall, at the time of grant of the Award, be counted against the number of Shares issuable under the Plan as two and five hundredths (2.05) Shares for every one (1) Share granted. After the effective date of the Plan (as provided in Section 13.13), no awards may be granted under the Prior Plan.

(a) If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after the effective date of the Plan any Shares subject to an award under the Prior Plan are forfeited, an Award expires or an award under the Prior Plan is settled for cash (in whole or in part), the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under paragraph (a) of this Section: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award, (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof, and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Prior Plan.

(b) Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the applicable Limitations for grant to a Participant under Section 10.5, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of such company) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination other than with such acquired or combined company.

(c) Any Shares that again become available for grant pursuant to this Section shall be added back as (i) one (1) Share if such Shares were subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plan, and (ii) as two and five hundredths (2.05) Shares if such Shares were subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plan.

3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

4.	ELIGIBILITY AND ADMINISTRATION

4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2. Administration. (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(a) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

(b) To the extent not inconsistent with applicable law, including Section 162(m) of the Code, or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to (i) a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) to the extent permitted by law, to one or more executive officers or a committee of executive officers the right to grant Awards to Employees who are not Directors or executive officers of the Company and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not Directors or executive officers of the Company.

5.	OPTIONS

5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.

5.2. Award Agreements. All Options shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.

5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the option price per share Shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the then Fair Market Value per Share of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted; provided, however, that the term of the Option shall in no event exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.

5.5. Exercise of Options. (a) Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee (as defined in Section 12.3) thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and in compliance with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time

(a) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(b) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes; any fractional Share shall be settled in cash.

5.6 Form of Settlement. In its sole discretion, the Committee may provide that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.

5.7 Incentive Stock Options. The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be twelve million eight hundred fifty thousand (12,850,000) Shares, subject to adjustment as provided in Section 12.2.

6.	STOCK APPRECIATION RIGHTS

6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award in each case upon such terms and conditions as the Committee may establish in its sole discretion.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair

Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right on the date of grant, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, shall not be less than the Fair Market Value of one Share on such date of grant of the Stock Appreciation Right.

(b) The Committee shall determine in its sole discretion whether payment of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

(c) The provisions of Stock Appreciation Rights need not be the same with respect to each recipient.

(d) The Committee may impose such other conditions or restrictions on the terms of exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price not less than 100% of the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A), (ii) have a term not greater than seven (7) years, and (iii) not be exercisable before the expiration of one year from the date of grant (but may become exercisable pro rata over such time), except for Substitute Awards, under circumstances contemplated by Article 11 or as may be set forth in an Award Agreement with respect to (x), retirement, death or disability of a Participant or (y) special circumstances determined by the Committee, such as the achievement of performance objectives.

(e) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes; any fractional Share shall be settled in cash.

(f) Without the approval of the Company’s stockholders, other than pursuant to Section 12.2, the Committee shall not (i) reduce the grant price of any Stock Appreciation Right after the date of grant (ii) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or a Substitute Award)), and (iii) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded.

7.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants. Awards of Restricted Stock and of Restricted Stock Units may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award or Restricted Stock Unit Award shall be subject to vesting restrictions during the Vesting Period as specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the issuance of Restricted Stock or Restricted Stock Units.

7.2. Award Agreements. The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the

Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares. A Participant receiving a Restricted Stock Unit Award shall not possess voting rights with respect to such Award. Except as otherwise provided in an Award Agreement any Shares or any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock Award or Restricted Stock Unit Award.

7.4. Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.	OTHER SHARE-BASED AWARDS

8.1. Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements. The terms of Other Share-Based Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of such Awards need not be the same with respect to each Participant. Other Share-Based Awards may be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee.

8.3. Payment. Except as may be provided in an Award Agreement, Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A.

8.4. Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual retainer. In addition Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for settlement of the deferred stock units.

9.	PERFORMANCE AWARDS

9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.2.

9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant.

9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period by March 15 of the year following the year in which ends the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A.

10.	CODE SECTION 162(m) PROVISIONS

10.1. Covered Employees. Notwithstanding any other provision of the Plan, if the Committee determines at the time a Restricted Stock Award, a Restricted Stock Unit Award, a Performance Award or an Other Share- Based Award is granted to a Participant who is, or is likely to be, as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Covered Employee, then the Committee may provide that this Article 10 is applicable to such Award.

10.2. Performance Criteria. If the Committee determines that a Restricted Stock Award, a Restricted Stock Unit, a Performance Award or an Other Share-Based Award is intended to be subject to this Article 10, the lapsing of restrictions thereon and the distribution of cash, Shares or other property pursuant thereto, as applicable, shall be subject to the achievement of one or more objective and pre-established performance goals ~~established~~specified by the Committee and reflected in the applicable Award Agreement, which shall be entirely based on the attainment of specified levels of one or any combination of the following: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; cash earnings per shares; net income (before or after taxes); net income (before or after taxes) per share (outstanding or as adjusted for possible dilution); adjusted net income (before or after taxes); adjusted net income (before or after taxes) per share (outstanding or as adjusted for possible dilution); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); adjusted earnings (including adjusted earnings before taxes, adjusted earnings before interest and taxes or adjusted earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, cash earnings (which may be adjusted as for earnings above) per share (outstanding or as adjusted for possible dilution); gross margins or cash margin; year-end cash; debt reduction; stockholder equity; research and development achievements; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); regulatory achievements; strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products; supply chain achievements (including establishing relationships with manufacturers or data suppliers); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions); and implementation, completion or attainment of measurable objectives with respect to research, development, commercialization, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. In the event performance goals are based on more than one the foregoing factors, the Committee may determine to pay Awards upon attainment of the performance goal relating to any one or more of such factors, provided the performance goals, when established, permitted such payment. Such performance goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may ~~also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including~~adjust the performance goals to account for changes in law and accounting and to make such objectively verifiable adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships, including without limitation: (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder. The Committee may establish different Performance Periods for different Covered Employees, and the Committee may establish concurrent or overlapping Performance Periods.

10.3. Adjustments. Notwithstanding any provision of the Plan (other than Article 11 and 12.2), with respect to any Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award that is subject to this Article 10, the Committee may adjust downwards (without reallocation of such downward adjusted value to other Covered Employees), but not upwards, the amount payable pursuant to such Award. In addition, ~~and~~ the Committee may not waive the achievement of the applicable performance goals, except in the case of the death or disability of the Participant or as otherwise determined by the Committee in special circumstances, but only to the extent that such waiver would not result in the Award becoming non-deductible under Section 162(m) and the regulations thereunder.

10.4. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code.

10.5. Certifications. Where required by Section 162(m) of the Code, the Committee shall determine and certify in writing the extent to which the performance criteria set forth in Section 10.1 (as applicable to any individual Award) have been timely achieved and the extent to which the value underlying such Award has been thereby earned. Certification by the Committee is not required for compensation that is attributable solely to increase in the value of the Company’s Shares. No Award subject to 162(m) of the Code shall become payable to a Covered Employee until the Committee has made the certification described in this Section 10.5.

10.6. ~~10.5.~~ Limitations on Grants to Individual Participants. Subject to adjustment as provided in Section 12.2, no Participant may (i) be granted Options or Stock Appreciation Rights during any calendar year with respect to more than 5,000,000 Shares and (ii) earn more than 5,000,000 Shares with respect to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Awards and/or Other Share-Based Awards in any calendar year that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in Shares (collectively, the “Limitations”). In addition to the foregoing, the maximum dollar value that may be earned by any Participant for each 12 months in a Performance Period with respect to Performance Awards that are intended to comply with the performance-based exception under Code Section 162(m) and are denominated in cash is $7,000,000. If an Award is cancelled, the cancelled Award shall continue to be counted toward the applicable Limitations.

10.7. Interpretation. Provided this Article 10 is applicable, the intention of the Company and the Committee is to administer this Article 10 (and any cross references thereto) in compliance with Section 162(m) of the Code so that Awards paid hereunder to Covered Employees will be treated as performance-based compensation under Section 162(m)(4)(C) of the Code. If any provision of Article 10 hereof (or any cross references thereto) do not comply with the requirements of Section 162(m) of the Code, then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

11.	CHANGE IN CONTROL PROVISIONS

11.1. Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 11.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment if the Fair Market Value of one Share as of the date of the Change in Control is less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be considered to be earned and payable (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed.

11.2. Assumption or Substitution of Certain Awards. (a) For the purposes of this Section 11.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(a) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and does not continue the Award): (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards or any other Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(b) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(b) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions of Company Voting Securities: (i) by the Company or any Subsidiary, (ii) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (iii) pursuant to a Non-Qualifying Transaction, as defined in paragraph (c);

(c) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of more than 50% of the voting securities eligible to elect a majority of the directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale of all or substantially all of the Company’s assets; or

(e) The occurrence of any other event that the Board determines by a duly approved resolution constitutes a Change in Control.

12.	GENERALLY APPLICABLE PROVISIONS

12.1. Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal securities market on which the Shares are traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards under the Plan (except for adjustments pursuant to Section 12.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend any provision of Section 5.3 or Section 6.2(e), (e) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d), or (f) increase the Limitations. The Board may not, without the approval of the Company’s stockholders, take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the Limitations, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

12.3. Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), or (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Subsidiary (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final. In the absence of such determination, then with respect to Options and Stock Appreciation Rights the post-termination period during which such Award shall be exercisable is three (3) months if termination is without Cause (excluding termination due to death or for disability) and twelve (12) months when termination is due to death or for disability.

12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award, other than an Option or Stock Appreciation Right, may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and may provide that the Dividend Equivalents are subject to the same vesting or performance conditions as the underlying Award.

13.	MISCELLANEOUS

13.1. Award Agreements. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company. The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

13.2. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

13.3. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee , Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors Consultants or Participants under the Plan.

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

13.5. Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by or providing services to the Company or any Subsidiary or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company.

13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions

13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary.

13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9. Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.

13.13. Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of the approval of the Plan by a majority of the holders of the shares voting at a duly constituted meeting of the stockholders of the Company. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each then-outstanding Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

13.14. Foreign Employees. Awards may be granted to Participants who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

13.15. Compliance with Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A shall be amended to comply with Section 409A on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A. In the case of amounts not intended to be deferrals of compensation subject to Section 409A payment or settlement shall occur not later than March 15 of the year following the year in which the Participant has a legally-binding right to payment or settlement. In the case of amounts intended to be deferrals of compensation subject to Section 409A the initial deferral election shall be made and become irrevocable not later than December 31 of the year immediately preceding the year in which the Participant first performs services related to such compensation, provided that the timing of such initial deferral election may be later as provided in Section 409A with respect to initial participation in the Plan and for “performance-based compensation”. If a deferral under the Plan is a “separation payment” subject to Section 409A, then distribution of such deferral shall not occur until the date of Participant’s “separation from service” and if Participant is a “specified employee” then not until six (6) months and a day after the date of Participant’s “separation from service” except as permitted under Section 409A.

13.16. No Registration Rights; No Right to Settle in Cash. The Company has no obligation to register with any governmental body or organization (including, without limitation, the U.S. Securities and Exchange Commission (“SEC”)) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise of any Award, or (c) the sale of any Shares issued upon exercise of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing. In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon exercise of any Award, or (z) the sale of any Shares issued upon exercise of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

13.17. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

13.18. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Appendix B

SOLERA HOLDINGS, INC.

CORPORATE GOVERNANCE GUIDELINES

(AS AMENDED MAY 16, 2013)

Solera Holdings, Inc. (the “Company”) is committed to developing effective, transparent and accountable corporate governance practices. These Corporate Governance Guidelines (“Guidelines”) were approved by the Company’s Board of Directors (the “Board”) and, together with the certificate of incorporation, bylaws and committee charters of the Company, provide a framework for the governance of the affairs of the Company. The Guidelines are subject to regular review by the Nominating and Corporate Governance Committee who may recommend to the Board that they be modified or updated, when appropriate.

2.	BOARD RESPONSIBILITIES

(a)	Responsibilities of the Board

The business of the Company is conducted by management under the direction of the Chief Executive Officer (the “CEO”). The Board’s responsibility is to oversee, on behalf of stockholders, the conduct of the Company’s business, to provide advice and counsel to the CEO and senior management, to protect the Company’s best interests and to foster the creation of long-term value for stockholders.

Among other things, the Board’s decision-making responsibilities include:

(i)	Review and approval of the Company’s mission, strategies, objectives and policies, as developed by the CEO and senior management;

(ii)	Approval of director candidates recommended by the Nominating and Corporate Governance Committee for election by stockholders at the Annual Meeting; and

(iii)	Approval of material investments or divestitures, strategic transactions and other significant transactions not in the ordinary course of the Company’s business.

Among other things, the Board’s oversight responsibilities include monitoring:

(i)	The Company’s performance in relation to its mission, strategies, financial and non-financial objectives;

(ii)	The performance and effectiveness of the Company’s management team;

(iii)	Absence event, sustainability and development plans for key Company executives, including the CEO;

(iv)	Major risks facing the Company and management’s plan for mitigation of such risk;

(v)	The Company’s financial reporting processes, internal controls and risk management processes; and

(vi)	The Company’s compliance with legal and regulatory requirements.

In carrying out their responsibilities, Board members shall exercise their business judgment and act in ways that they reasonably believe will serve the best interests of the Company and its stockholders. As appropriate, the Board may also consider the interests of other stakeholders, including employees, customers and the members of the communities in which the Company operates.

(b)	Expectations of Board Members

Board members are expected to:

(i)	Become and remain informed about the Company, its business and its industry;

(ii)	Attend all meetings of the Board and of Board committees on which they serve, having read and considered the pre-reading materials in advance of the meeting;

(iii)	Attend the Company’s Annual Meeting. Prospective Board members are also encouraged to attend the Company’s Annual Meeting; and

(iv)	Participate constructively in Board and committee meetings, drawing upon their individual experience, knowledge and background, as appropriate, to provide perspectives and insights.

3.	BOARD OPERATIONS

(a)	Board Size

Subject to the conditions outlined in the Company’s bylaws and certificate of incorporation, the number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.

(b)	Board Meetings

The Board holds at least four regular meetings each year and may hold additional or special meetings whenever necessary. Regular Board meetings are generally held in person, although Board members may participate by conference call, if necessary. Special meetings may be held either in person or by conference call. The Board may also act by unanimous written consent.

(c)	Board Agendas

The Chairman of the Board, if one shall have been elected and if such Chairman is an independent director, will, in consultation with the CEO and the Board, cause to be established the agenda for each Board meeting and will cause such agenda to be distributed to directors in advance of the meeting. If the Chairman of the Board is not an independent director, or if a Chairman shall not have been elected, then the Lead Independent Director, if one shall have been elected, will, in consultation with the CEO and the Board, cause to be established the agenda for each Board meeting and will cause such agenda to be distributed to directors in advance of the meeting. In all other cases, the Board shall elect one of its independent members to establish, in consultation with the CEO and the Board, the agenda for each Board meeting and distribute it to directors in advance of the meeting. Any director may request that a subject be included on the agenda and may raise a subject that is not on the agenda at any Board meeting.

(d)	Pre-Reading Materials

Pre-reading materials for the Board and committee meetings are distributed to directors sufficiently in advance of each meeting to permit meaningful review. Materials should be as concise as possible while still providing the information necessary for directors to make an informed judgment on the agenda items. However, it is recognized that certain exigent circumstances may cause the materials to be late or incomplete.

(e)	Board Committees

The Board has three standing committees: Audit, Compensation and Nominating and Corporate Governance. The Board also has a Lead Independent Director. The committees’ charters and the charter of the Lead Independent Director are posted on the Company’s website. The Nominating and Corporate Governance Committee regularly reviews the Board’s committee structure and charters in conjunction with the committee chairmen and the Lead Independent Director. Such charters shall be updated where necessary to ensure compliance with the rules of the New York Stock Exchange (“NYSE”), and any other applicable laws or regulations.

The Nominating and Corporate Governance Committee makes recommendations to the Board relative to committee members and chairmen consistent with the membership criteria outlined in the applicable committee charter. Committee appointments are subject to approval of the majority of the full Board. The Board may replace any committee chairs or members or add additional members to a Board committee at any time during the year.

(f)	Executive Sessions of Non-Management Directors

The non-management directors meet regularly without management present in conjunction with the Board meetings. After the executive session, the independent director presiding at such executive session will update the CEO, as deemed appropriate by the independent directors, on the key items discussed. Non-management directors who are not independent under the NYSE rules may participate in these executive sessions.

4.	DIRECTOR QUALIFICATIONS AND BOARD COMPOSITION

(a)	Director Criteria

The Company seeks to align Board composition with the Company’s strategic direction so that the Board members bring skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. Director candidates are typically selected based upon their character, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. Criteria that are typically considered by the Board in the selection of directors include:

(i)	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

(ii)	the business or other relevant experience, skills and knowledge that the individual may have that will enable him/her to provide effective oversight of the Company’s business;

(iii)	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and

(iv)	the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his/her occupation and the number of boards of directors of other public companies on which he or she serves.

(b)	Regulatory Requirements

The Nominating and Corporate Governance Committee reviews Board and committee composition at least annually to ensure that compliance with the NYSE and any other regulatory requirements are met. In so doing, the Nominating and Corporate Governance Committee conducts a review of the independence of all members of the Board for the purposes of determining which Board members are deemed independent and which are not. Board members must notify the Chairman of the Nominating and Corporate Governance Committee, as soon as practicable, in the event that their circumstances change in a manner that may impact the committee’s view of their independence.

(c)	Nominating Process

The nominating process outlined herein applies only with respect to the nomination of director candidates who will be presented to the Company’s stockholders for election at the Annual Meeting, if any. Where a third party has the right to nominate one or more directors to the Company’s Board, the selection and nomination of such directors need not be subject to this process.

The Nominating and Corporate Governance Committee is responsible for the identification and recruitment of director candidates for election by the stockholders and makes recommendations with respect to the nomination of new Board members, which are subject to a vote of the full Board. In developing recommendations for new Board candidates, the nominating process used by the committee consists of the following steps:

(i)	The Nominating and Corporate Governance Committee reviews current Board composition to determine particular skills or experience to be added or replaced through the recruitment of new Board members. The committee may inform members of the Board, members of senior management and any search firm retained by the committee to assist in director recruitment in light of these needs and may ask for their help in identifying strong Board candidates who would meet these requirements and the broader director criteria outlined above;

(ii)	Any potential Board candidates identified by the search firm, the network of contacts of the current Board and senior management and any director candidates recommended by stockholders will be reviewed by the Nominating and Corporate Governance Committee against these needs and the broader director criteria and a “short list” of candidates will be prepared from this preliminary review;

(iii)	Reference checks on and interviews with “short listed” candidates will be conducted. Such reference checks may include gathering references and perspectives from any current Board members or members of senior management who may know the candidate. Any search firm retained by the Nominating and Corporate Governance Committee may also assist the committee with the reference checks. The Chairman of the Nominating and Corporate Governance Committee will gather feedback from the interviews; and

(iv)	The Nominating and Corporate Governance Committee will meet in person or by conference call to discuss and make recommendations to the Board with respect to the candidates. The full Board will then vote on the committee’s recommendations. Those candidates approved by a majority of the Board shall be nominated for election by the Company’s stockholders at the next Annual Meeting.

The Chairman of the Board, if such Chairman is an independent director, or if such Chairman is not an independent director, the Lead Independent Director, will contact any candidate(s) so approved, invite them to attend the Company’s Annual Meeting and to join the Board at its first meeting thereafter, if they are elected by the Company’s stockholders at the Annual Meeting. In the case of a Board candidate appointed between Annual Meetings, the same nominating process will generally apply except that the approved candidate will be invited to join the Board at its next meeting after his/her approval by the Board and will stand for election by stockholders at the first Annual Meeting thereafter.

(d)	Director Terms

Directors elected by stockholders shall be elected annually and shall serve for a term of one year, subject to re-nomination on the recommendation of the Nominating and Corporate Governance Committee and approval by the majority of the Board. Directors who are appointed by third parties having the right to appoint one or more Board members shall be subject to the terms of appointment established by such third party pursuant to its legal rights with the Company.

(e)	Change of Position

Any director whose primary employment changes from the position that he or she held when becoming a member of the Board will promptly notify the Chairman of the Nominating and Corporate Governance Committee of this change and submit a written resignation from the Board. The director’s resignation shall not become effective unless accepted by the Board.

(f)	Limitations on Board Service

The Board does not believe that its members should generally be prohibited from serving on boards and/or committees of other organizations; however, the Board has adopted the following guidelines limiting such activities. The CEO and other executive officers of the Company must receive the Board’s prior approval before accepting any invitation to serve as a director of any other public or private company.

No member of the Board shall simultaneously serve as a director of more than three other public companies.

Further, prior to becoming a director of another public company, a director shall notify the Chairman of the Nominating and Corporate Governance Committee and the Chief Executive Officer in order to avoid potential conflicts of interest and to address whether the aggregate number of directorships held by such director would interfere with his or her ability to carry out his or her responsibilities as a director of the Company. In the event that the Board determines that the additional directorship constitutes a conflict of interest or interferes with such director’s ability to carry out his or her responsibilities as a director of the Company, such director, upon the request of the Board, shall either offer his or her resignation or not accept the other directorship.

5.	DIRECTOR ACCESS TO MANAGEMENT AND INDEPENDENT ADVISORS

(a)	Access to Management

Directors shall have full and unrestricted access to any relevant Company records and are encouraged to meet with any officer or other employee of the Company or the Company’s outside counsel or accountants, with or without senior executives present. As a courtesy, directors will exercise their judgment to ensure that this access does not impede or interfere with the conduct of the Company’s business and is coordinated, where possible, through the CEO so as not to undermine normal lines of management authority.

(b)	Access to Independent Advisors

In their sole discretion, the Board and each of its committees shall have the sole authority and responsibility to select, employ, retain and terminate any financial, legal, executive search, consulting and other professional advisors as they deem necessary or appropriate to assist in the discharge of their responsibilities. The Company shall provide funding to cover the professional fees and reasonable expenses of any such independent advisors retained by the Board or any of its committees.

6.	DIRECTOR COMPENSATION

The Compensation Committee shall recommend to the full Board for its approval the amount and form of compensation to be paid to Company directors. In making its recommendations, the Compensation Committee shall consider the director compensation policies and practices at the Company’s principal competitors and other comparable companies to ensure that the compensation (both direct and indirect forms) paid to the Company’s directors is reasonable. The Board shall review its directors’ compensation practices and levels annually. Members of management who are also members of the Board shall not receive any additional compensation for their service as directors, committee members or committee chairmen.

7.	DIRECTOR ORIENTATION AND CONTINUING EDUCATION

(a)	Director Orientation

Upon election to the Board by stockholders or appointment by any third party having the right to appoint directors to the Company’s Board, new directors participate in an orientation session designed jointly by the Nominating and Corporate Governance Committee, the Chief Executive Officer and the Company’s senior management.

(b)	Continuing Education

Management shall make presentations to or arrange educational programs for the Board on different aspects of the business of the Company, which may include business strategy, risk management, financial reporting, products and services, industry trends and developments, corporate governance and other relevant topics. Such presentations or sessions may be provided by management on its own initiative or at the request of, or in conjunction with, the Nominating and Corporate Governance Committee. Directors are also encouraged to take advantage of any other available educational opportunities that would further their understanding of the business of the Company and enhance their performance on the Board.

8.	EXECUTIVE ABSENCE EVENT AND SUSTAINABILITY PLANNING; SENIOR EXECUTIVE COMPENSATION

The Nominating and Corporate Governance Committee leads the absence event and sustainability planning for the Chief Executive Officer and other key members of the Company’s senior management team and provides the Board with regular updates and recommendations regarding the same. The absence event and sustainability plan includes an assessment of the experience, performance, skills and planned career paths for possible successor candidates for the CEO position and other key executive roles. The Compensation Committee leads the annual review of CEO performance, in which all Board members provide input, and oversees the CEO’s performance review of senior executives for purposes of compensation decisions.

9.	BOARD AND COMMITTEE ASSESSMENT

The Board is committed to continuous improvement and conducts an annual self-assessment of the performance of the Board and each of the Board committees. The assessment process is led and coordinated by the Nominating and Corporate Governance Committee. The self-assessment is designed to identify areas where the Board and its committees are particularly effective and to surface opportunities for further enhancement. When the self-assessments have been completed, the results and any recommendations made by the Nominating and Corporate Governance Committee to further enhance the Board’s functioning are discussed by the full Board.

10.	STOCKHOLDER ACCESS TO THE BOARD

(a)	Communications with Non-Management Directors

Any interested parties who have concerns that they wish to make known to the Company’s non-management directors, should send any such communication to the Chairman of the Nominating and Corporate Governance Committee in care of the Company’s executive offices at 6111 Bollinger Canyon Road, Suite 200, San Ramon, CA 94583. All such stockholder communication will be reviewed by the Chairman of the Nominating and Corporate Governance Committee and discussed with the committee, which will determine an appropriate response or course of action.

(b)	Stockholder Recommendations for Board Candidates

Stockholders wishing to recommend candidates to serve on the Company’s Board may do so by sending to the attention of the Chairman of the Nominating and Corporate Governance Committee at the above address the following: The candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments, an acknowledgement from the candidate that he or she would be willing to serve on the Board, if elected, a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board and a minimum of two references who have either worked with the candidate, served on a Board of Directors or Board of Trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

The number of seats that are subject to stockholder election (which may be zero) and the deadline by which such recommendations must be received by the Chairman of the Nominating and Corporate Governance Committee will be published in the Company’s annual proxy statement each year. Stockholder recommendations provided to the Chairman of the Nominating and Corporate Governance Committee within this timeframe will be reviewed by the Nominating and Corporate Governance Committee.

Appendix C

SOLERA HOLDINGS, INC.

COMPENSATION COMMITTEE CHARTER

(AMENDED ON FEBRUARY 12, 2013)

Organization

The Compensation Committee of Solera Holdings, Inc. (the “Company”) shall consist of at least three members of the Company’s board of directors (the “Board”). Each member of the Committee must qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code; provided, however, in the event that any member of the Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3, such member may continue to serve on the Committee so long as all equity-based awards and compensatory equity grants made by the Company are approved by the Committee and the Board. In addition, the members shall meet the applicable independence and eligibility requirements of the New York Stock Exchange, Inc. (the “Exchange”). Committee members shall be appointed by the Board. Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of their proceedings and actions.

The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

Except as otherwise provided herein, the Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate.

The Committee may, in its sole discretion , retain or obtain the advice of and terminate such legal, accounting or other consultants or advisers, including compensation consultants, as it deems necessary in the performance of its duties and without having to seek the approval of the Board and with appropriate funding provided by the Company for payment of reasonable compensation to such advisers and other administrative expenses. The Committee shall select or receive advice from a compensation consultant, legal counsel (other than in-house legal counsel), accountant or other consultant or adviser only after an independence assessment is conducted by the Committee in accordance with the listing standards of the Exchange. The Committee shall be directly responsible for the appointment, compensation and oversight of the work of any legal, accounting or other consultants or advisers, including compensation consultants.

Purpose and Responsibilities

The Committee’s primary purpose and responsibilities shall be:

to review and approve goals and objectives relevant to the Chief Executive Officer’s compensation, to evaluate the Chief Executive Officer’s performance according to these goals and objectives and to determine or recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation;

except as otherwise required by applicable law, to make recommendations to the Board regarding total compensation for the Board and to approve total compensation for senior executives, including oversight of all senior executive benefit plans;

C-1

to oversee the Company’s general cash-based and equity-based incentive plans; and

to produce a compensation committee report on executive compensation as required by the SEC to be included in the Company’s annual proxy statement.

Duties

To fulfill its purpose and responsibilities, the Committee shall:

Except as otherwise required by applicable law, review and make recommendations to the Board regarding the total compensation for the directors of the Company.

Establish the total compensation package provided to the Chief Executive Officer, and approve the total compensation package provided to such other officers of the Company whose compensation is disclosed in the Company’s proxy statement, and approve the actual compensation (including base pay adjustments, and any annual and long-term incentive payouts) paid to senior executive officers of the Company.

Approve employment agreements, severance agreements or change of control agreements between the Company and its senior executive officers. Specifically as to the Chief Executive Officer, the Committee should review and approve the goals and objectives relevant to the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives and determine or recommend to the Board the Chief Executive Officer’s compensation level based on this evaluation.

Review and approve the design of the benefit plans which pertain to directors, the Chief Executive Officer and other senior executive officers who report directly to the Chief Executive Officer.

Approve the creation and/or revision of incentive compensation plans and equity-based plans affecting Company officers and grants thereunder.

Produce and approve the Compensation Committee Report on Executive Compensation included in the Company’s proxy statements and generally oversee compliance with the compensation reporting requirements of the SEC.

Approve overall compensation policy throughout the entire Company.

Review and approve or recommend to the Board for approval changes to or adoption of retirement plans of the Company and approve periodically funding guidelines developed by the Compensation Committee, including any matching contributions under the Company’s 401(k) plan, if any.

Administer all plans entitled to the exemption under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, including all stock option, restricted stock and deferred stock plans.

Performance Evaluation

The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which shall include a comparison of the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such a manner as the Committee deems appropriate. The report to the Board may take the form of an oral or written report or presentation by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

Miscellaneous

This Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

C-2

Appendix D

SOLERA HOLDINGS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

(AMENDED ON FEBRUARY 12, 2013)

Organization

The Nominating and Corporate Governance Committee of Solera Holdings, Inc. (the “Company”) shall consist of at least three members of the Company’s board of directors (the “Board”), each of whom shall meet the applicable independence requirements of the New York Stock Exchange, Inc. Committee members shall be appointed and may be removed by the Board and shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee. The Committee shall keep a separate book of minutes of its proceedings and actions.

The Committee shall meet periodically, as deemed necessary by the Chairman of the Committee. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

Except as otherwise provided herein, the Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. The Committee may, in its sole discretion and at the Company’s expense, retain and terminate such legal, accounting or other consultants or experts, including search firms to identify director candidates, as it deems necessary in the performance of its duties and without having to seek the approval of the Board. The Committee shall have sole authority to approve the fees and other retention terms for those consultants and experts.

Purpose and Responsibilities

The Committee’s primary purpose and responsibilities shall be:

to develop and recommend qualification standards and other criteria for selecting new directors, identify individuals qualified to become Board members consistent with qualification standards and other criteria approved by the Board and recommend to the Board for its approval such individuals as nominees for the next annual meeting of stockholders ;

to oversee evaluations of the Board, individual Board members, the Board committees and the CEO;

to screen and recommend to the Board individuals qualified to become Chief Executive Officer of the Company; and

to oversee the Company’s compliance with ethics policies and consider matters of corporate governance.

Duties

To fulfill its purpose and responsibilities, the Committee shall:

1.	Screen and recommend to the Board nominees for election as directors of the Company, including nominees recommended by stockholders of the Company, and consider the performance of incumbent directors in determining whether to recommend them to stand for reelection at the annual meeting of stockholders.

D-1

2.	Develop and recommend qualification standards and other criteria for selecting nominees for director, which shall include those qualities set forth from time to time in the Company’s Corporate Governance Guidelines.

3.	Establish procedures for, and administer annual performance evaluations of the Board, its committees, individual Board members, and the CEO, which will include an annual performance review of this Committee by its members.

4.	Review periodically the makeup of the Board and its committees and recommend, as appropriate, changes in the number, function or membership; and recommend a Lead Independent Director candidate to the independent directors of the Board.

5.	Develop and recommend to the Board a set of Corporate Governance Guidelines, including (i) director qualification standards, (ii) director responsibilities, (iii) director access to management and advisors, (iv) director compensation, (v) director orientation and continuing education, (vi) management succession and (vii) annual performance evaluation of the Board, and monitor compliance with the guidelines and make recommendations to the Board for modifications as appropriate.

6.	Review periodically the Company’s Corporate Governance Guidelines; Conflict of Interest and Code of Conduct Policy; Code of Ethics for Senior Financial Employees; Statement of Policy to Directors, Officers and Key Employees Concerning Securities Trading and Disclosure of Confidential Information; and any similar Company codes and policies, and, based on such periodic review, recommend changes to the Board as deemed appropriate.

7.	Adopt policies designed to encourage the highest levels of corporate conduct by the Board, the Company and its officers, employees and agents.

8.	Consider questions of possible conflicts of interest involving Board members, senior officers and key employees.

9.	Develop and review periodically absence event and sustainability plans of the Chief Executive Officer, and screen and recommend to the Board candidate(s) for Chief Executive Officer.

10.	Review periodically this Charter and recommend changes to the Board as deemed appropriate.

Performance Evaluation

The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which shall include a comparison of the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such a manner as the Committee deems appropriate. The report to the Board may take the form of an oral or written report or presentation by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

Miscellaneous

This Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

D-2

Appendix E

SOLERA HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

(AMENDED ON FEBRUARY 12, 2013)

Organization

This charter governs the operations of the Audit Committee of Solera Holdings, Inc. (the “Company”). The Committee shall review and reassess this charter at least annually and obtain the Board’s approval of the charter. Members of the Committee shall be members of, and appointed by, the board of directors of the Company (the “Board”). The Committee shall be comprised of three or more members. Each member of the Committee shall be “independent” within the meaning of the applicable listing rules of the New York Stock Exchange, Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (“SEC”), as determined by the Board.

Each member of the Committee shall satisfy the financial literacy requirements of the New York Stock Exchange, as determined by the Board, or must become financially literate within a reasonable period of time after appointment, and at least one member of the Committee shall have accounting or related financial management expertise and shall be deemed an “audit committee financial expert,” as determined by the rules and regulations of the SEC. The existence of such member shall be disclosed in periodic filings as required by the SEC. No member of the Committee may serve on the audit committee of more than three public companies, including the Company, unless the Board determines that such concurrent service would not impair the ability of such member to effectively serve on the Committee and discloses such determination in the Company’s annual proxy statement.

The Committee shall meet at least one time per calendar quarter, or more frequently as circumstances dictate. To foster open communication, the Committee should meet at least annually with management and the internal audit staff and the independent auditor in separate sessions. All meetings shall be at the call of the Chairman of the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may act only upon approval of a majority of its members. The action of the Committee at a meeting at which a quorum is present shall be the act of the Committee. The Committee may act in writing by the unanimous consent of its members.

Committee members shall hold their offices until their successors are appointed and qualified, or until their earlier resignation or removal. The Board may at any time and in its complete discretion remove any member of the Committee. All vacancies in the Committee shall be filled by the Board. The Board shall designate one of the members as Chairman of the Committee, and the Committee shall keep a separate book of minutes of its proceedings and actions. The Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee. The Committee shall periodically report on its activities to the Board and make such recommendations and findings as it deems appropriate. Committee members may not accept any compensation from the Company either directly or indirectly, other than compensation as a Board member or a member of any Board committee.

Purpose

The Committee shall provide assistance to the Board in fulfilling its oversight responsibility relating to:

•	the integrity of the Company’s financial statements and its financial reporting process;

•	the systems of internal accounting and financial controls;

•	the performance of the Company’s internal audit function and independent auditor;

•	the independent auditor’s qualifications and independence; and

•	the Company’s compliance with legal and regulatory requirements and certain Company policies.

The Committee shall also prepare the report that SEC rules require to be included in the Company’s annual proxy statement. In so doing, it is the responsibility of the Committee to maintain free and open communication with the Board, the independent auditor and management of the Company.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and the independent auditor and, in its sole discretion and at the Company’s expense, the Committee shall have the authority to retain and terminate independent counsel and other advisers as it determines necessary to carry out its duties. The Committee, in its discretion, may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee and to provide pertinent information as necessary. The Company must provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of compensation to the independent auditor and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditor is responsible for auditing the Company’s financial statements and internal controls over financial reporting and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

•

The Committee shall be directly responsible for the appointment, retention and termination (taking into account, if applicable, the stockholder ratification vote), compensation, and oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting and receiving the report of the independent auditor. The independent auditor must report directly to the Committee.

•	The Committee shall ensure the rotation of the lead audit partner and reviewing partner as required by law.

•

The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. Alternatively, the Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

•	At least annually, the Committee shall obtain and review a report by the independent auditor describing:

•	The firm’s internal quality control procedures.

•

Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•	All relationships between the independent auditor and the Company (to assess the auditor’s independence).

•

The fees billed in each of the last two fiscal years for each of the following categories of services rendered by the independent auditors: (i) the audit of the Company’s annual financial statements and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q or services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements; (ii) assurance and related services not included in clause (i) that are reasonably related to the performance of the audit or review of the Company’s financial statements, in the aggregate and by each service; (iii) tax compliance, tax advice and tax planning services, in the aggregate and by each service; and (iv) all other products and services rendered by the independent auditors, in the aggregate and by each service.

•

The Committee shall evaluate the independent auditor’s qualifications, performance and independence, which evaluation will include the review and evaluation of the lead audit partner. The Committee shall present its conclusions with respect to the independent auditor to the Board.

•	The Committee shall ensure that hiring policies for employees or former employees of the independent auditor meet SEC regulations and stock exchange listing standards.

•	The Committee shall review and concur with management’s appointment, termination or replacement of the director of internal audit function.

•

The Committee shall discuss with the internal auditors and the independent auditor the overall scope and plans for their respective audits, including the adequacy of staffing and compensation. The Committee shall also discuss with management, the internal auditors and the independent auditor the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g., the Company’s Conflict of Interest and Code of Conduct Policy and Code of Ethics for Senior Financial Employees).

•

Periodically, the Committee shall meet separately with management, the internal auditors and the independent auditor to discuss issues and concerns warranting Committee attention, including significant risks to the Company and the steps management has taken to address such risks. The Committee shall provide sufficient opportunity for the internal auditors and the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

•

The Committee shall periodically review the operation of the internal audit function, including the independence and authority of the internal auditors, the proposed internal audit plans for the coming year and the coordination of such plans with the internal audit function. During this review, the Committee will discuss the responsibilities, budget and staffing of the internal audit function.

•	The Company shall review the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

•

The Committee shall receive regular reports from the independent auditor on the critical accounting policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

•

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor’s report on management’s assertion (if the preparation of such report is required by applicable law).

•

The Committee shall discuss the types of information to be disclosed and types of presentations to be made in earnings press releases (paying particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each release or each instance of guidance.

•

The Committee shall review and discuss policies with respect to risk assessment and risk management. The Committee must discuss the Company’s major financial risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern the process by which risk assessment and management is undertaken.

•

The Committee shall meet and discuss the interim financial statements and specific disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the independent auditor prior to the filing of the Company’s Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•

The Committee shall meet and discuss with management and the independent auditor the financial statements and specific disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards.

•

The Committee shall review: (A) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (B) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

•

The Committee shall regularly report to the Board, including the results of the annual audit, and review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements and the performance of the internal audit function and the independence of the internal auditor. If requested by the Board, the Committee shall invite the independent auditor to attend the full Board meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the Committee meeting during which the results of the annual audit are reviewed).

•

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•

The Committee shall discuss with and/or review reports from appropriate counsel to the Company or others regarding any significant legal, compliance or regulatory matters that may have a material effect on the financial statements or the Company’s business, financial statements or compliance policies, including material notices to or inquiries received from governmental agencies, evidence of material violations of securities laws or breaches of fiduciary duties.

•

The Committee shall assess, monitor and manage related-party transactions and business relationships, as the case may be, approved by the Company’s Nominating and Corporate Governance Committee pursuant to the Company’s Conflict of Interest and Code of Conduct Policy.

•	The Committee shall submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

•	The Committee shall prepare its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

•

The Committee shall review the Company’s disclosure in the proxy statement for its annual meeting of stockholders that describes whether the Committee has satisfied its responsibilities under this Charter for the prior year.

•

In compliance with regular cash dividend pre-approval parameters established by the Board during the first quarter of each fiscal year, the Committee shall have the authority to approve regular cash dividends during the Company’s second, third and fourth quarters of each fiscal year.

•	The Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

•	The Committee shall evaluate at least annually its performance.

Performance Evaluation

The Committee shall prepare and review with the Board an annual performance evaluation of the Committee, which shall include a comparison of the performance of the Committee with the requirements of this charter. The performance evaluation by the Committee shall be conducted in such a manner as the Committee deems appropriate. The report to the Board may take the form of an oral or written report or presentation by the Chairperson of the Committee or any other member of the Committee designated by the Committee to make the report.

Miscellaneous

This Committee Charter is not intended to change or augment the obligations of the Company or its directors or management under the federal securities laws or to create new standards for determining whether directors or management have fulfilled their duties, including fiduciary duties under applicable law.

IMPORTANT ANNUAL MEETING INFORMATION
Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by November 7, 2013 12:00am CST.
Vote by Internet
• Go to www.investorvote.com/SLH
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all nominees listed below in Proposal 1, and FOR Proposals 2, 3 and 4

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Tony Aquila	☐	☐	02 - Thomas A. Dattilo	☐	☐	03 - Arthur F. Kingsbury	☐	☐

	04 - Dr. Kurt J. Lauk	☐	☐	05 - Kenneth A. Viellieu	☐	☐	06 - Thomas C. Wajnert	☐	☐

	07 - Stuart J. Yarbrough	☐	☐

		For	Against	Abstain			For	Against	Abstain

2.	Ratification of the appointment of Deloitte & Touche LLP as Solera’s independent registered public accounting firm for the fiscal year ending June 30, 2014.	☐	☐	☐	3.	Approval of a non-binding advisory vote, on the compensation of Solera’s named executive officers.	☐	☐	☐
		For	Against	Abstain

4.	Approval of amendments and performance criteria contained in Article 10 of Solera’s 2008 Omnibus Incentive Plan	☐	☐	☐

Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

¢	1 U P X	+
01ISIC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — SOLERA HOLDINGS, INC.

Notice of 2013 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — 8:00 AM CST November 8, 2013

Tony Aquila and Jason Brady, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Solera Holdings, Inc. to be held on November 8, 2013 at The Hyatt Regency DFW International Airport, 2334 North International Parkway, DFW Airport, Texas 75261, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all the matters in Proposal 1, Proposal 2, Proposal 3 and Proposal 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)